UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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LATTICE SEMICONDUCTOR CORPORATION

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March 23, 2020

To Our Stockholders:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Lattice Semiconductor Corporation, which will be held on Tuesday, May 5, 2020, at 1:00 p.m. Pacific Time. Our board of directors has designated that the Annual Meeting be held at our facility located at 2115 O’Nel Drive, San Jose, California 95131.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters to be acted upon at the Annual Meeting. Included with the Proxy Statement is a copy of our Annual Report on Form 10-K for the fiscal year ended December 28, 2019 (the “Annual Report”). We encourage you to read the Annual Report. It includes our audited financial statements and information about our operations, markets, and products.

It is important that your shares be represented and voted at the Annual Meeting whether or not you plan to attend. Therefore, we urge you to vote your shares as soon as possible as directed in the proxy materials you receive. A copy of the Proxy Statement and the Annual Report are available online at www.edocumentview.com/lscc. Voting by telephone or online or by returning a proxy card will ensure your representation at the Annual Meeting but does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting.

Sincerely,

James R. Anderson

Chief Executive Officer

Whether or not you plan to attend the Annual Meeting, please vote your shares as soon as possible. You can vote your shares by telephone, online or by signing and dating a proxy card and returning it to the address provided on such proxy card. If you receive more than one proxy card because you own shares that are registered separately, then please vote all of the shares shown on all of your proxy cards following instructions listed on each of the individual proxy cards. Thank you.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

May 5, 2020

To Our Stockholders:

The 2020 annual meeting of stockholders (the “Annual Meeting”) of Lattice Semiconductor Corporation will be held at our facility located at 2115 O’Nel Drive, San Jose, California 95131 on Tuesday, May 5, 2020, at 1:00 p.m., Pacific Time, for the following purposes:

1.	To elect nine directors, each for a term of one year;

2.	To approve, as an advisory vote, the compensation of the Company’s named executive officers;

3.	To approve the amended Lattice Semiconductor Corporation 2013 Incentive Plan; and

4.	To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on March 11, 2020 are entitled to vote at the Annual Meeting or any adjournment or postponement thereof. More information about these business items is described in the accompanying Proxy Statement. Any of the above matters may be considered at the Annual Meeting at the date and time specified above or at any adjournment or postponement thereof.

All stockholders are invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, to assure your representation at the Annual Meeting, please vote as soon as possible. We are making our proxy materials available to our stockholders over the internet, and you may vote in person at the Annual Meeting, by mail, by telephone or online. For specific voting instructions, please refer to the information provided in the Proxy Statement. A copy of the Proxy Statement and our 2019 Annual Report on Form 10-K for the fiscal year ended December 28, 2019 are available online at www.edocumentview.com/lscc. For specific instructions on how to vote your shares, please refer to the instructions in the notice you receive in the mail, refer to the section of the Proxy Statement titled “How to Vote,” and if you requested to receive printed proxy materials, your enclosed proxy card.

Please note that we are actively monitoring the health and safety concerns and government recommendations and restrictions related to the COVID-19 pandemic. In the event it is not possible or advisable to hold the Annual Meeting at a physical location, we will host a virtual-only Annual Meeting. We anticipate making a final decision on the Annual Meeting location by April 15, 2020, and will announce our decision by press release and posting on our website at https://www.latticesemi.com/ as well as through a filing with the U.S. Securities and Exchange Commission. If you are planning to attend the Annual Meeting, please be sure to check our website for any updates in the days before the Annual Meeting.

By Order of the Board of Directors

Byron W. Milstead

Secretary

Hillsboro, Oregon

March 23, 2020

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

Our board of directors (the “Board” or the “board of directors”) is soliciting proxies to be used at the 2020 annual meeting of stockholders (the “Annual Meeting”) to be held at a facility of Lattice Semiconductor Corporation (the “Company”) located at 2115 O’Nel Drive, San Jose, California 95131, on Tuesday, May 5, 2020, at 1:00 p.m., Pacific Time, or at any adjournment or postponement thereof. On or about March 23, 2020, we will mail to our stockholders entitled to vote at the Annual Meeting a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our 2019 Annual Report on Form 10-K for the fiscal year ended December 28, 2019 (the “Annual Report”) via the internet and vote online. The Notice also provides instructions on how you can request a paper copy of these documents if you desire, and how you can enroll in e-delivery to receive future Annual Meeting materials electronically.

Please note that we are actively monitoring the health and safety concerns and government recommendations and restrictions related to the COVID-19 pandemic. In the event it is not possible or advisable to hold the Annual Meeting at a physical location, we will host a virtual-only Annual Meeting. We anticipate making a final decision on the Annual Meeting location by April 15, 2020, and will announce our decision by press release and posting on our website at https://www.latticesemi.com/ as well as through a filing with the U.S. Securities and Exchange Commission (the “SEC”) filing. If you are planning to attend the Annual Meeting, please be sure to check our website for any updates in the days before the Annual Meeting.

Purpose of Annual Meeting

The purpose of the Annual Meeting is:

1.

To elect Robin Abrams, James R. Anderson, John Bourgoin, Mark Jensen, Anjali Joshi, James P. Lederer, John E. Major, Krishna Rangasayee, and D. Jeffrey Richardson as directors of the Company, each for a term of one year;

2.	To approve, as an advisory vote, the compensation of the Company’s named executive officers;

3.	To approve the amended Lattice Semiconductor Corporation 2013 Incentive Plan; and

4.	To transact such other business as may properly come before the meeting.

The board of directors recommends that stockholders vote “FOR” the election of Robin Abrams, James R. Anderson, John Bourgoin, Mark Jensen, Anjali Joshi, James P. Lederer, John E. Major, Krishna Rangasayee, and D. Jeffrey Richardson as directors of the Company. The board of directors recommends that stockholders vote “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers. The board of directors recommends that stockholders vote “FOR” the approval of the amended Lattice Semiconductor Corporation 2013 Incentive Plan.

Internet Availability of Proxy Materials

We are providing access to our proxy materials over the internet. Accordingly, we are sending the Notice to our stockholders of record as of March 11, 2020 (the “Record Date”) who are eligible to vote. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Our proxy materials include this Proxy Statement and the Annual Report. If you requested a printed version of our proxy materials, these materials also include a proxy card for the Annual Meeting.

Who Can Vote

Record holders of common stock at the close of business on the Record Date may vote at the Annual Meeting. As of the Record Date, there were 134,424,807 shares of common stock outstanding. Each stockholder has one vote for each share of common stock owned as of the Record Date. The common stock does not have cumulative voting rights.

How to Vote

Stockholders may vote their shares in person at the Annual Meeting, by mail, by telephone or online. Stockholders who hold their shares through a bank, broker or other nominee should vote their shares in the manner prescribed by the bank, broker or other nominee.

Voting in Person at the Meeting. If you attend the Annual Meeting and plan to vote in person, we will provide you with a ballot at the Annual Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Annual Meeting. If your shares are held in the name of your bank, broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the Annual Meeting, you will need to bring to the Annual Meeting a legal proxy from your bank, broker or other nominee authorizing you to vote those shares.

Voting by Mail. By signing the proxy card and returning it to the address provided on the proxy card, you are authorizing the individuals named on the proxy card to vote your shares at the Annual Meeting in the manner that you indicate. We encourage you to sign and return the proxy card even if you plan to attend the Annual Meeting so that your shares will be voted if you are unable to attend the Annual Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards that you receive in the mail to ensure that all of your shares are voted. If you vote by telephone or online, you do not need to complete and mail a proxy card.

Voting by Telephone. To vote by telephone, please follow the instructions included in your proxy materials. If you vote by telephone, you do not need to complete and mail a proxy card.

Voting Online. To vote online, please follow the instructions included in your proxy materials. If you vote online, you do not need to complete and mail a proxy card. The online voting procedures are designed to comply with Delaware law, to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their voting instructions have been properly recorded.

If you deliver a proxy card by mail or vote by telephone or online, the proxy holders will vote your shares in accordance with the instructions that you provide. If you do not specify how to vote your shares, the proxy holders will vote them (i) “FOR” each of the nominees for director named herein, (ii) “FOR” approval of, as an advisory vote, the compensation for the Company’s named executive officers, (iii) “FOR” the approval of the amended Lattice Semiconductor Corporation 2013 Incentive Plan, and (iv) in accordance with the recommendations of our board of directors, or, if no recommendation is given, in the discretion of the proxy holders, on any other business that may properly come before the meeting or any adjournment thereof.

Revoking Your Proxy

You may revoke your proxy at any time before it is exercised by:

•

sending a written notice of revocation to the Secretary of Lattice Semiconductor Corporation, at 5555 NE Moore Court, Hillsboro, Oregon 97124, that is received before the deadline stated in your proxy materials;

•	entering a new vote by telephone, online or by submitting a properly signed proxy card with a later date that is received before the deadline stated in your proxy materials; or

•	voting in person at the Annual Meeting.

Vote Required for the Proposals

The votes required to approve the proposals to be considered at the Annual Meeting are as follows:

Proposal 1—Election of Directors. The nine nominees for the board of directors receiving the highest number of affirmative votes cast at the meeting, in person or by proxy, will be elected as directors. You may vote “FOR” the nominees for election as directors, or you may “WITHHOLD” your vote with respect to one or more nominees. For purposes of determining whether a quorum exists for the meeting, if you return a proxy card or vote by telephone or online and withhold your vote from the election of any of the directors, your shares will be counted as present.

If any director receives a greater number of “WITHHOLD” votes than “FOR” votes, then pursuant to our Corporate Governance Policies, such director is required to submit a letter of resignation to the board of directors. The board of directors will ask the nominating and governance committee to consider the resignation and recommend the action it believes the board of directors should take with respect to such offer of resignation, including acceptance or rejection. Within 120 days of the Annual Meeting, the board of directors will act with respect to such offer of resignation.

Proposal 2—Advisory Vote to Approve Named Executive Officers Compensation. Approval of the non-binding, advisory vote on the compensation of the Company’s named executive officers requires the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal at the meeting. The board of directors will consider the outcome of the vote when making future decisions regarding the compensation of the Company’s named executive officers. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on the proposal to approve the compensation of the Company’s named executive officers.

Proposal 3—Approval of the amended Lattice Semiconductor Corporation 2013 Incentive Plan. Approval of the amended Lattice Semiconductor Corporation 2013 Incentive Plan requires the affirmative vote of a majority of the total votes cast on the proposal (under applicable Nasdaq Global Select Market, LLC (“Nasdaq”) listing standards) and a majority of the shares present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal at the Annual Meeting (under Delaware law). You may vote “FOR,” “AGAINST,” or “ABSTAIN,” from the proposal to approve the amended Lattice Semiconductor Corporation 2013 Incentive Plan.

Quorum; Abstentions; and Broker Non-votes

A majority of the shares of common stock issued and outstanding on March 11, 2020, the Record Date for the Annual Meeting, present in person at the meeting or represented at the meeting by proxy, will constitute a quorum. A quorum must be present in order to hold the Annual Meeting and to conduct business. Your shares are counted as being present if you vote in person at the meeting, by telephone, online, or by submitting a properly executed proxy card.

Abstentions are counted as shares present at the meeting for purposes of determining whether a quorum exists. Abstentions have no effect on Proposal 1, the election of directors. Because abstentions will be included in tabulations of shares entitled to vote for purposes of determining whether a proposal has been approved, abstentions have the same effect as negative votes on Proposal 2, the approval of the Company’s named executive officer compensation, and on Proposal 3, the approval of the amended Lattice Semiconductor Corporation 2013 Incentive Plan.

If your broker holds your shares in its name (also known as “street name”), the broker is not permitted to vote your shares if it does not receive voting instructions from you on any matters that are not “routine” matters. There are no routine matters being presented at the Annual Meeting. Shares that are not permitted to be voted by your broker are called “broker non-votes.” Under the Delaware General Corporation Law, broker non-votes count as being present for purposes of determining whether a quorum of shares is present at a meeting but are not counted for purposes of determining the number of votes cast for or against a proposal. Broker non-votes will have no effect on Proposal 1, the election of directors, because directors are elected by a plurality of the votes cast. Broker non-votes also will have no effect on Proposal 2, the approval of the Company’s named executive officers’ compensation on an advisory basis, or Proposal 3, the approval of the amended Lattice Semiconductor Corporation 2013 Incentive Plan. We urge you to give voting instructions to your broker on all voting items.

PROPOSAL 1: ELECTION OF DIRECTORS

Our board of directors is currently comprised of nine members. At the recommendation of the nominating and governance committee of the board of directors, the Company will be nominating nine directors at the meeting for one-year terms ending in 2021. We will vote your shares as you specify when providing your proxy. If you do not specify how you want your shares voted when you provide your proxy, we will vote your shares for the election of the nine nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the board of directors to substitute another person for the nominee, we will vote your shares for that other person.

The following briefly describes each of the nominees for director. In addition, a description of the specific experience, qualifications, attributes and skills that led our board of directors to conclude that each of the nominees should serve as a director follows the biographical information of each nominee below. For further information regarding the specific skills and qualities of the directors nominees see section “Corporate Governance and Other Matters – Director Qualifications, Skills and Experiences.” Except as otherwise noted, each nominee has served in his or her principal occupation for at least ten years. There are no arrangements or understandings between any director or nominee and any other person or entity other than the Company pursuant to which the director or nominee receives compensation in connection with that person’s candidacy or service as a director. There are no family relationships among any of the nominees, our directors or executive officers. There are no material proceedings to which nominees, directors, executive officers or 5% stockholders are adverse to the Company. There have been no legal proceedings involving the nominees, directors or executive officers during the last ten years that the Company believes are material to such person’s integrity or ability to serve as an officer or director.

Nominees

Robin A. Abrams, age 68, has served as a director of the Company since 2011. Ms. Abrams served as the Interim Chief Executive Officer of Zilog, Inc. from August 2006 to January 2007 and the Chief Executive Officer of Firefly Communications, Inc. from 2004 to 2006. In addition to leading several start-ups, Ms. Abrams also served as President and CEO of Palm Computing, Inc. Prior to Palm, she was President and CEO of VeriFone, a leading global debit/credit card authorization solutions provider. Ms. Abrams also held several key executive positions at Apple, including president of Apple Americas and managing director of Apple Asia. Previously, Ms. Abrams held senior product marketing positions at Norwest Bank (Wells Fargo) and Unisys. Ms. Abrams currently is a member of the boards of directors of FactSet Research, HCL Technologies Ltd., Sierra Wireless, Inc. and a private firm. Ms. Abrams served on the board of directors of Unwired Planet, Inc. (formerly Openwave Systems Inc.) from 2008 until 2013. Ms. Abrams brings to the Company extensive executive management experience obtained at Fortune 500 companies, including experience managing operations in both Asia and the United States and experience in advance technology.

Ms. Abrams contributes valuable governance experience based on service on a number of public company boards.

James R. Anderson, age 47, has served as a director since joining the Company as President and Chief Executive Officer in September 2018. Prior to joining the Company, Mr. Anderson served as the Senior Vice President and General Manager of the Computing and Graphics Business Group at Advanced Micro Devices, Inc. (“AMD”). Prior to joining AMD in June 2015, Mr. Anderson held a broad range of leadership positions spanning general management, engineering, sales, marketing and strategy at companies including Intel, Avago Technologies Limited, and LSI Corporation. Mr. Anderson holds an MBA and Master of Science in electrical engineering and computer science from Massachusetts Institute of Technology, a Master of Science in electrical engineering from Purdue University, and a Bachelor of Science in electrical engineering from University of Minnesota. He has received four patents for innovations in computer architecture. He previously served as a member of the board of directors of Qylur Intelligent Systems, Inc. until January 2020.

As the Chief Executive Officer, Mr. Anderson provides significant institutional knowledge of the Company and industry knowledge to the board of directors. Mr. Anderson’s insight reflects extensive experience in all aspects of strategy, business management, marketing, engineering, and sales for advanced technology semiconductor companies.

John Bourgoin, age 74, has served as a director of the Company since 2011. Mr. Bourgoin served as President and Chief Executive Officer of MIPS Technologies, Inc. from 1998 until his retirement in 2009. Previously, he had served as Senior Vice President of Silicon Graphics, Inc. from 1996 to 1998, where he established the intellectual property business model for MIPS and orchestrated the MIPS spin-out from Silicon Graphics. Mr. Bourgoin also was employed at Advanced Micro Devices, Inc., where he held various senior positions, including Group Vice President of Microprocessor Products. He also has extensive experience in the programmable logic industry, having served as the Vice President of AMD’s Programmable Logic Division. Mr. Bourgoin served on the board of directors at Micrel, Inc. from May 2010 until August 2015.

Mr. Bourgoin brings to the Company extensive experience in semiconductor and related advance technology management, including programmable logic. Mr. Bourgoin has experience in executive management, strategic business development, operations management and other management disciplines derived during his service as a senior executive and chief executive officer.

Mark E. Jensen, age 69, has served as a director of the Company since June 2013. Mr. Jensen served as an executive of Deloitte & Touche LLP until his retirement in June 2012. He held a variety of positions, including U.S. Managing Partner-Audit and Enterprise Risk Services, Technology Industry and U.S. Managing Partner-Venture Capital Services Group. Prior to joining Deloitte & Touche LLP, Mr. Jensen was the Chief Financial Officer of Redleaf Group. Earlier in his career, Mr. Jensen was an executive at Arthur Andersen LLP, which he joined in 1978, was admitted to the partnership in 1991, and served as the Managing Partner of the firm’s Silicon Valley Office and leader of the firm’s Global Technology Industry Practice. Mr. Jensen currently serves on the board of directors of ForeScout Technologies, Inc. and a private company. Mr. Jensen served on the board of directors of Unwired Planet, Inc. (formerly Openwave Systems Inc.) from 2012 until 2015 and Control4 Corporation from 2015 to 2019.

Mr. Jensen brings business experience in a number of advance technology industry segments and substantial financial expertise. Mr. Jensen has experience in executive management derived from his service as an executive officer, as the managing partner of a significant practice of a major accounting firm and service as a member of a public company board of directors.

Anjali Joshi, age 59, has served as a director of the Company since November 2019. Mrs. Joshi brings more than 30 years’ experience in high-technology engineering and product management. Ms. Joshi was at Google for 12 years, most recently as VP Product Management leading product development for multiple search products having earlier led product management for multiple core business areas. Before joining Google, Ms. Joshi was EVP of Engineering at Covad Communications, a voice and data communications company that she helped grow from a start-up to a public company. She started her career at AT&T Bell Laboratories where she was a member of the technical staff focused on voice and high-speed communications. Ms. Joshi currently serves on the Boards of McClatchy and MobileIron, and is an advisor to ClassKlap, Clinikk Healthcare, and Next Force Technology. She earned a Masters degree in Management Science from Stanford University, a Masters degree in Computer Science from the University at Buffalo, and a Bachelors degree in Electrical Engineering from the India Institute of Technology, Kanpur.

Ms. Joshi brings broad business and management experience at a variety of technology companies as well as insight from her service as a member of public company boards of directors.

James P. Lederer, age 59, has served as a director of the Company since March 2018. Mr. Lederer served as Executive Vice President and Officer of Qualcomm Technologies, Inc. and General Manager of Qualcomm

CDMA Technologies (QCT), its semiconductor division from 2008 until his retirement in 2014. Prior to that role, he held a variety of senior management positions at Qualcomm, leading teams in finance, operations, supply chain, strategy, M&A, legal and product/program management functions beginning in 1997. Prior to joining Qualcomm, Mr. Lederer held various management positions at Motorola and General Motors. Mr. Lederer currently serves on the board of directors of Entegris, Inc. He holds a B.S. degree in Business Administration and an M.B.A. from the State University of New York at Buffalo, where he also serves on the Dean’s Advisory Council for the School of Management.

Mr. Lederer brings to the Company more than 35 years of broad-ranging executive leadership experience, with over two decades focused on the semiconductor, mobile and wireless technology industries.

John E. Major, age 74, has served as a director of the Company since March 2018. Mr. Major is President of MTSG, a company that provides investment, management and governance services, which he founded in 2003. From 2004 to 2006, he served as CEO of Apacheta Corp., a privately held mobile wireless software company. From 2000 until 2003, Mr. Major was chairman and CEO of Novatel Wireless Inc., a wireless data access solutions company. Prior to that, Mr. Major was chairman and CEO of Wireless Knowledge, a joint venture of Qualcomm Inc. and Microsoft Corp. Prior to joining Wireless Knowledge, Mr. Major served as corporate executive vice president of Qualcomm and president of its wireless infrastructure division. For approximately 18 years, he held various executive and leadership positions at Motorola Inc., the most recent of which was Senior Vice President and Chief Technology Officer. Mr. Major received a B.S. in Mechanical and Aerospace Engineering from the University of Rochester, an M.S. in Mechanical Engineering from the University of Illinois, an M.B.A. from Northwestern University and a J.D. from Loyola University. Mr. Major currently serves as a member of the board of directors of Lennox International, Inc., Littelfuse Inc. and ORBCOMM Inc. He is a past chairman of Broadcom Inc.

Mr. Major brings to the Company significant board experience and strong operational expertise at both public and private technology companies.

Krishna Rangasayee, age 50, has served as a director of the Company since March 2018. Mr. Rangasayee has more than 25 years of experience in the semiconductor industry and currently serves as the Chief Executive Officer of SiMa Technologies, Inc. Until November 2018, Mr. Rangasayee served as Chief Operating Officer for Groq, a machine learning systems company, and worked in various positions at Xilinx, Inc. from 1999 until August 2017, including Senior Vice President and GM and Executive Vice President, Global Sales. He is a graduate of the National Institute of Technology in India and has a M.S. in Electrical Engineering from Mississippi State University.

Mr. Rangasayee brings to the Company significant management experience with programmable logic technology.

D. Jeffrey Richardson, age 55, has served as a director since December 2014 and as chair since May 2018. Mr. Richardson joined LSI Corporation in 2005 and most recently served as Executive Vice President and Chief Operating Officer until the company’s acquisition by Avago Technologies in May 2014. He earlier served as executive vice president of various LSI divisions, including the Semiconductor Solutions Group, Networking and Storage Products Group, Custom Solutions Group and Corporate Planning and Strategy. Before joining LSI, Mr. Richardson held various management positions at Intel Corporation, including Vice President and General Manager of Intel’s Server Platforms Group, and the company’s Enterprise Platforms and Services Division. Mr. Richardson’s career also includes serving in technical roles at Altera Corporation; Chips and Technologies; and Amdahl Corporation. Mr. Richardson serves as a Director of Ambarella Corporation. From 2011 until 2013, Mr. Richardson served on the board of directors of Volterra Corporation.

Mr. Richardson brings extensive management experience in the advanced technology company environment, including operations, marketing, engineering and strategic transactions.

Required Vote

The nine nominees receiving the highest number of affirmative votes cast at the Annual Meeting, in person or by proxy, shall be elected as directors.

If any director receives a greater number of “WITHHOLD” votes than “FOR” votes, then pursuant to our Corporate Governance Policies, such director is required to submit a letter of resignation to the board of directors. The board of directors will ask the nominating and governance committee to consider the resignation and recommend the action it believes the board of directors should take with respect to such offer of resignation, including acceptance or rejection. Within 120 days of the Annual Meeting, the board of directors will act with respect to such offer of resignation.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF ROBIN A. ABRAMS, JAMES R. ANDERSON, JOHN BOURGOIN, MARK E. JENSEN, ANJALI JOSHI, JAMES P. LEDERER, JOHN E. MAJOR, KRISHNA RANGASAYEE, AND D. JEFFREY RICHARDSON AS DIRECTORS OF THE COMPANY.

CORPORATE GOVERNANCE AND OTHER MATTERS

Director Independence

The board of directors has determined that each of our directors, except for Mr. Anderson, our President and Chief Executive Officer, is independent within the meaning of the applicable rules and regulations of the SEC and Nasdaq. Furthermore, the board of directors has determined that each of the members of each of the committees of the board of directors is “independent” under the applicable rules and regulations of the SEC and Nasdaq.

Annual Meeting Attendance

Although we do not have a formal policy regarding attendance by members of the board of directors at our annual meetings of stockholders, directors are encouraged to attend. Ms. Abrams, and Messrs. Anderson, Beattie, Bourgoin, Jensen, Lederer, Major, Rangasayee and Richardson attended the 2019 annual meeting of stockholders.

Board Meetings and Committees

In fiscal 2019, the board of directors held a total of 5 meetings. The independent directors meet regularly without the presence of management. Mr. Richardson, in his capacity as Chair of the board of directors, leads meetings of independent directors. Each of our current directors attended at least 80% of the total number of meetings of the board of directors and at least 80% of the total number of meetings of the committees of the board of directors on which such director served.

Our board of directors currently has three primary standing committees: the audit committee, the compensation committee, and the nominating and governance committee. Each of these committees operates under a written charter adopted by the board of directors. Copies of each of the committee charters are available on our website, https://www.latticesemi.com, at “About Us—Investor Relations—Corporate Governance.”

Our board of directors has elected to maintain a leadership structure with an independent director serving as the chair. Although we recognize that different board leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies, we believe our current board leadership structure is optimal for the Company as it provides for strong independent exercise of the board’s oversight responsibilities.

Audit Committee

The audit committee oversees the accounting and financial reporting process and the external audit process of the Company and assists the board of directors in the oversight and monitoring of (i) the integrity of the financial statements of the Company, (ii) the internal accounting and financial controls of the Company, (iii) compliance with legal and regulatory requirements, and (iv) the qualifications, performance, and independence of the Company’s independent registered public accounting firm. In this capacity, the audit committee is responsible for appointing, approving the compensation of, and overseeing the work of, the independent registered public accounting firm. In addition, the audit committee reviews and approves all work performed by the independent registered public accounting firm. The audit committee meets regularly with management and with our independent registered public accounting firm, which has access to the audit committee without the presence of management representatives.

During fiscal 2019, the audit committee was composed of Mr. Jensen (chair), Mr. Beattie (through December 2019) and Mr. Lederer. Ms. Abrams joined the audit committee in January 2020. The audit committee met 10 times in fiscal 2019. Our board of directors has determined that each of the audit committee members meets the financial literacy requirements under applicable Nasdaq rules and that each of the audit committee members qualifies as an audit committee financial expert under applicable SEC rules.

Compensation Committee

The compensation committee evaluates and, subject to obtaining the agreement of all the independent directors, approves our Chief Executive Officer’s compensation, approves the compensation of our other executive officers, and reviews succession planning for the Chief Executive Officer position. The compensation committee also administers our equity plans and handles other compensation matters. During fiscal 2019, the compensation committee was composed of Mr. Bourgoin (chair), Ms. Abrams, Ms. Joshi (from November 2019), Mr. Lederer, and Mr. Rangasayee. The compensation committee met 5 times in fiscal 2019.

The compensation committee, comprised of directors who satisfy the applicable independence requirements of Nasdaq and the SEC, reviews, approves, and administers our executive compensation program. As set forth in the compensation committee charter, the role of the compensation committee is to act for the board of directors to oversee the compensation of our Chief Executive Officer and other executive officers, and to oversee the executive officer compensation plans, policies, and programs of the Company. The compensation committee also oversees our employee equity incentive plans and reviews and approves equity grants to our employees.

The compensation committee annually evaluates and, subject to obtaining the agreement of all the independent directors, approves the Chief Executive Officer’s compensation, including (i) the annual base salary, (ii) the annual cash-based variable compensation program, including the specific goals and target award amounts, (iii) equity compensation, (iv) any employment agreement, severance arrangement, or change in control agreement/provision, and (v) any other benefits, compensation, or arrangements. The compensation committee reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates his or her performance in light thereof, and considers other factors related to the performance of the Company, including accomplishment of the Company’s long-term business and financial goals.

The compensation committee also annually evaluates and approves for the other executive officers of the Company (i) the annual base salary, (ii) the annual cash-based variable compensation program, including the target award amounts, (iii) equity compensation, (iv) any employment agreement, severance arrangement, or change in control agreement/provision, and (v) any other benefits, compensation, or arrangements. The compensation committee consults with the Chief Executive Officer regarding the specific goals established for the other executive officers in connection with the annual cash-based variable compensation program.

The compensation committee also reviews compensation and benefits plans affecting non-executive employees. We have determined our compensation policies and practices for our employees appropriately manage compensation-related risk and are not reasonably likely to present a material risk to the Company. The entire board of directors considers strategic risks and opportunities and regularly receives detailed reports from the committees regarding risk oversight in their areas of responsibility. For further information on risk management see “Corporate Governance and Other Matters—Board Risk Oversight.”

The compensation committee has the authority to retain its own compensation consultants and outside legal, accounting, and other advisers at the Company’s expense. Such consultants and advisers report directly to the compensation committee and the compensation committee has the authority to approve the fees payable to such advisers by the Company and other terms of retention. The compensation committee does not delegate its authority to such consultants or advisers. In fiscal 2019, the compensation committee engaged the services of Compensia, Inc. (“Compensia”), a compensation consulting firm, and has considered such firm’s input in evaluating compensation trends and best practices, identifying peer group companies and benchmarking compensation data, and other aspects of administering the Company’s executive compensation program and equity compensation programs. Compensia serves at the discretion of the compensation committee. The work performed for the Company by Compensia has not raised any conflict of interest.

Nominating and Governance Committee

The nominating and governance committee identifies qualified persons to be nominated as director candidates, recommends candidates for all vacant directorships to be filled by the board of directors or by the stockholders, reviews and evaluates the performance of the board of directors and each committee of the board of directors, makes recommendations to the board of directors for nominees to the committees of the board of directors, and oversees compliance with our corporate governance policies. During fiscal 2019, the nominating and governance committee was composed of Ms. Abrams (chair), Mr. Major and Mr. Richardson. The nominating and governance committee met 4 times in fiscal 2019.

The nominating and governance committee believes that each of the Company’s directors should have certain minimum personal qualifications, including the following:

•	professional competence, expertise, and diversity of background that is useful to the Company;

•	the desire and ability to serve as a director, and to devote the time and energy required to fulfill the responsibilities of the position successfully;

•	character, judgment, experience, and temperament appropriate for a director; and

•	independence, together with personal and professional honesty and integrity of the highest order.

The nominating and governance committee evaluates candidates for nomination on the basis of their individual qualifications, and also on the basis of how such individuals would provide valuable perspective or fill a need on the board of directors. Factors in such determination include:

•	the current size and composition of the board of directors;

•	the independence of the board of directors and its committees;

•	the presence on the board of directors of individuals with expertise in areas useful to the Company;

•	the diversity of individuals on the board of directors, including their personal characteristics, experiences, and backgrounds;

•	the number of other boards on which the candidate serves; and

•	such other factors as the committee or the board of directors consider significant.

The nominating and governance committee believes that it is necessary for each of the Company’s directors to possess many qualities and skills. The nominating and governance committee typically seeks individuals with extensive experience and who bring a broad range of competencies to the role. When searching for new candidates, the nominating and governance committee considers the evolving needs of both the Company and the board and searches for candidates that fill any current or anticipated future gap. The nominating and governance committee does not have a formal policy with respect to diversity; however, the board and the committee believe that it is essential that the members of our board of directors represent diverse viewpoints, background and experiences and considers or seeks candidates considering the diverse communities, geographies and demographics in which we operate. In addition, the committee believes that gender diversity is important to assure that the board is representative of our investors, our employees and our communities. In considering candidates for the board, the nominating and governance committee considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, an individual’s contributions to the board of directors are also considered. For further description of the current board of directors’ qualifications, skills and experiences, please see “Corporate Governance and Other Matters—Director Qualifications, Skills and Experiences.”

The nominating and governance committee will consider candidates for our board of directors who have been suggested by its members, other members of the board of directors, our senior management, individuals personally known to members of our board, and our stockholders. From time to time, the committee may solicit proposals for candidates from interested constituencies, or may use paid third-party search firms to identify candidates. The nominating and governance committee evaluates candidates in the same manner regardless of how such candidates are brought to the attention of the nominating and governance committee.

Stockholders who wish to submit names of candidates for our board of directors for consideration by the nominating and governance committee should do so in writing, addressed to the nominating and governance committee, c/o Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124, and should include the following information:

•	a statement that the writer is a stockholder and is proposing a candidate for consideration by the committee;

•	the name and contact information for the candidate and the stockholder proposing the candidate;

•	a statement of the candidate’s occupation and background, including education and business experience;

•	information regarding each of the factors listed above, sufficient to enable the committee to evaluate the candidate;

•

a statement detailing (i) any relationship or understanding between the candidate and the Company, or any customer, supplier, competitor, or affiliate of the Company; and (ii) any relationship or understanding between the candidate and the stockholder proposing the candidate for consideration, or any affiliate of such stockholder; and

•	a statement that the candidate is willing to be considered for nomination by the committee and willing to serve as a director if nominated and elected.

Additional information may be requested by the nominating and governance committee as appropriate.

In addition, our bylaws permit stockholders to nominate individuals to stand for election to our board of directors at an annual stockholders’ meeting. Stockholders wishing to submit nominations must notify us of their intent to do so on or before the date specified under “Stockholder Proposals—Other Stockholder Proposals and Director Nominations.” Such notice must include the information specified in our bylaws, a copy of which is available from our corporate secretary upon written request or can be found filed as an exhibit to our Annual Report, available at www.sec.gov, or on our website.

Board Evaluation

The Company is committed to providing transparency regarding our Board and committee evaluation process. The chairperson of the nominating and governance committee leads the Board’s self-evaluation process, which may vary year to year but generally requires each director to complete a comprehensive evaluation of the performance of both the Board as a whole and, to the extent applicable, the committees on which the director serves. The results of the directors’ evaluations, supplemented with third-party data, are consolidated and presented to the nomination and governance committee along with areas for enhancement of Board practices. On the basis of the feedback provided during the annual Board and committee evaluation, the Board and committee determine changes to Board and committee processes and procedures, as appropriate.

Director Qualifications, Skills and Experience

The nomination and governance committee has determined that it is important for an effective Board to have directors with a balance of the qualifications, skills and experience as set forth in the table below.

Industry-related skills
FPGA Industry Experience(1)		X					X	X
Semi-conductor Technology /Ecosystem(2)	X	X	X		X	X	X	X
International Business Experience—Asia(3)	X	X	X	X	X	X	X	X
International Business Experience—Europe(4)	X	X	X	X	X	X	X	X
Domestic Business Experiences—North America(5)	X	X	X	X	X	X	X	X
Customer Segments
Communications(6)		X		X	X	X	X	X
Data Centers/Cloud(7)				X		X	X	X
Industrial(8)	X	X			X	X	X	X
Consumer(9)	X			X	X	X	X
Automotive(10)					X		X
Trends in Customer-Facing Technologies
Software(11)	X		X	X	X		X
Edge Computing(12)						X	X
AI/ML/MLI(13)				X			X
General Business Skills
Human Resource Management and Compensation(14)		X	X		X	X	X	X
Product Development & Marketing(15)	X	X		X	X	X	X	X
Sales & Distribution(16)	X	X		X	X	X	X	X
Supply Chain & Manufacturing(17)		X			X	X	X	X
IT/CIO/Cybersecurity(18)	X		X		X	X
Investor/Banking(19)	X	X			X	X
Public Company Experience(20)	X	X	X	X	X		X	X
Board and Committee Governance(21)	X	X	X	X	X	X		X
Financial Literacy(22)	X	X	X		X	X	X	X
Mergers & Acquisitions/ Organizational change(23)	X	X	X	X	X	X	X	X
Strategy Development(24)	X	X		X	X	X	X	X
Executive level responsibility for Company Growth (“recent enough”)(25)				X	X	X	X	X

Board Risk Oversight

The Board oversees the Company’s enterprise risk management processes for assessing and managing enterprise-wide risk. In carrying out this responsibility, the Board has delegated primary responsibility to the audit committee for oversight of management’s enterprise risk management process. Each quarter, the audit committee receives a risk update from management, comprised of a list of major risks faced by the Company and the status of actions intended to mitigate such risks. Throughout the year, and at least annually, the Board and the audit committee each review the steps management has taken to monitor and mitigate risks to the Company. The audit committee also routinely meets with various Company compliance personnel to obtain periodic assessment of compliance issues facing the Company. The Board or the audit committee also requests, when appropriate, that management conduct additional review of, or reporting on, select enterprise risks.

Cybersecurity Risk Oversight

In addition, the audit committee requires the Company’s management to provide periodic reports regarding the Company’s cyber risk management program. In order to respond to the threat of security breaches and cyberattacks, the Company has taken a proactive approach to data protection consisting of administrative, technical and physical safeguards. More specifically, in 2019 the Company made substantial commitments to enhance cybersecurity, including implementing enhanced firewalls and providing mandatory cybersecurity training to all employees throughout the year. The audit committee regularly briefs the entire Board on these matters, and the Board also receives periodic briefings on cyber threats in order to enhance our directors’ literacy on cyber issues.

Stockholder Communications with the Board of Directors

Stockholders may communicate with the board of directors by writing to us c/o Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124. Stockholders who would like their submission directed to a member of the board of directors may so specify, and the communication will be forwarded, as appropriate.

Stockholder Engagement

The Company maintains an active dialogue with its stockholders to ensure a diversity of perspectives is thoughtfully considered on issues including strategy, compensation practices, and a broad range of environmental, social and governance (“ESG”) issues. This past year the Company engaged Alliance Partners LLC to coordinate its efforts to solicit feedback from a cross-section of stockholders owning over 46% of the Company’s shares. The stockholder outreach was performed by the Board chair and the compensation committee chair. A summary of this feedback was presented to the nomination and governance committee and the Committee assessed potential updates to our corporate governance practices and policies based on this feedback.

To communicate broadly with our stockholders, we also seek to transparently share information relevant to our stockholders through our Investor Relations website, our Annual Report and this Proxy Statement.

Hedging

The Company’s Insider Trading Policy prohibits our directors, officers, employees, and certain agents (such as consultants and independent contractors) from engaging in short sales of our securities, transactions in publicly-traded options (such as puts and calls) or other derivative securities with respect to our securities, and hedging transactions. These individuals are also prohibited from trading our securities while in possession of material nonpublic information, trading the securities of our customers, suppliers, competitors, potential acquisitions, or partners while in possession of material nonpublic information, holding our securities in margin accounts, and pledging our securities as collateral for loans.

Environmental, Social, and Governance

The Board believes that operating sustainably benefits the Company’s many different stakeholders and drives long-term value creation. We work to conduct our business in ways that are principled, transparent and accountable to stockholders and other stakeholders. We focus our efforts where we can have the most positive impact on our business and society and are committed to managing the risks and opportunities that arise from sustainability issues.

We seek to retain our employees through competitive compensation and benefits packages and a values-driven culture. We invest in our talent by providing our employees with training, mentoring, and career development opportunities--all of which enables us to hire and retain talented, high-performing employees. Some recent examples of our workplace and diversity efforts include regular engagement surveys of our employee base, the establishment of leadership teams to support the development of our culture and provide management feedback on business initiatives, and focus on enhanced diversity on our Board and in senior management.

With more than 750 global employees, we believe our greatest asset for driving this change is the commitment of our employees to driving meaningful impact in their communities. Through our employee efforts, we have provided support to community activities such as Habitat for Humanity in several localities within Oregon and California.

In effort to operate sustainably and reduce our carbon footprint, we have expanded our environmental stewardship through various initiatives, including local recycling initiatives and the provision of electric-vehicle charging stations for employee use.

We are continuing to assess our contributions and opportunities related to sustainability. As such, we have formed a task force that will guide our future ESG strategy.

Audit Committee Report

The responsibilities of the audit committee are fully described in the audit committee charter. Management is responsible for maintaining our financial controls and preparing our financial reports. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing audit reports. The audit committee’s responsibility is to execute the audit committee charter and oversee these processes. In fulfilling its responsibilities, the audit committee has reviewed and discussed the audited financial statements contained in our Annual Report on Form 10-K for the year ended December 28, 2019 with management and our independent registered public accounting firm.

The audit committee discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, adopted by the Public Company Accounting Oversight Board and Rule 2-07 of Regulation S-X, Communications with Audit Committees. In addition, the audit committee has received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with our independent registered public accounting firm the independent accountant’s independence from the Company and our management.

Based upon the audit committee’s discussions with management and our independent registered public accounting firm and the audit committee’s review of the representations of management, the reports of our independent registered public accounting firm, and the information referenced above, the audit committee recommended that the board of directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 28, 2019, for filing with the SEC.

Audit Committee

Mark E. Jensen, Chair

Robin Abrams

James P. Lederer

PROPOSAL 2: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We are asking stockholders to approve a non-binding advisory resolution on the Company’s named executive officer compensation as disclosed in this Proxy Statement. As described below in the “Executive Compensation—Compensation Discussion and Analysis” section of this proxy statement, the compensation committee believes that we should make our executive compensation arrangements and practices clear and transparent to stockholders. The compensation committee endeavors to align our executives’ interests with those of our stockholders, to attract, motivate and retain highly qualified executives, and to provide our executive team with additional compensation when they achieve superior financial results. The compensation committee and the board of directors believe that the compensation policies and procedures articulated in the “Compensation Discussion and Analysis” section of this proxy statement are effective in achieving our goals.

We urge stockholders to read the “Executive Compensation” section of this proxy statement beginning on page 17 of this proxy statement, including the “Compensation Discussion and Analysis” that discusses our named executive compensation for fiscal 2019 in more detail, as well as the Summary Compensation Table and other related compensation tables, notes and narrative, which provide detailed information on the compensation of our named executive officers.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following resolution at the Annual Meeting:

RESOLVED, that the stockholders of Lattice Semiconductor Corporation (the “Company”) approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Company’s 2020 annual meeting of stockholders.

Although this proposal, commonly referred to as a “say-on-pay” vote, is an advisory vote that will not be binding on the board of directors or the compensation committee, the board of directors and the compensation committee will consider the results of this advisory vote when making future decisions regarding our named executive officer compensation programs. Stockholders have an opportunity to cast such an advisory vote annually, therefore, your next opportunity to do so will be at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT

THE STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS,

OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

EXECUTIVE COMPENSATION

The Executive Officers of the Company

The following individuals currently serve as our executive officers:

James R. Anderson, 47, joined the Company as the President and Chief Executive Officer on September 4, 2018. Prior to joining the Company, Mr. Anderson led the Computing and Graphics business group at AMD. Prior to joining AMD in 2015, Mr. Anderson served at Intel Corporation from November 2014 to May 2015. Prior to Intel, Mr. Anderson spent nearly a decade at Avago Technologies Limited and LSI Corporation in a variety of leadership positions spanning general management, engineering, sales, marketing, and strategy.

Sherri Luther, 54, joined in the Company as Chief Financial Officer in January 2019. Prior to joining the Company, Ms. Luther was a senior financial executive at Coherent Inc. for over sixteen years, and most recently served as its Corporate Vice President of Finance. Prior to joining Coherent Inc., Ms. Luther held a number of senior finance and accounting positions at companies including Quantum, Ultra Network Technologies and Arthur Andersen. Ms. Luther is a Certified Public Accountant in the State of California.

Stephen Douglass, 58, joined the Company as Corporate Vice President of Research and Development in September 2018. Prior to joining the Company, Mr. Douglass was a senior executive at Xilinx, Inc. for 20 years serving in a variety of leadership positions, including Corporate Vice President Sales and Support, Vice President and GM of the Advanced Products Division, and Vice President of Product Development. Before joining Xilinx, Mr. Douglass held various technical and business and leadership roles at Intel Corporation.

Esam Elashmawi, 51, joined the Company as Chief Marketing and Strategy Officer in September 2018. Prior to joining the Company, Mr. Elashmawi served as Senior Vice President and General Manager at Microsemi Corporation. Mr. Elashmawi previously served as Vice President of Product Development at Actel Corporation, which Microsemi Corporation acquired in 2010. Earlier in his career, Mr. Elashmawi co-founded SiliconExpert Technologies, a component management software company, which was acquired by Arrow Electronics.

Byron W. Milstead, 63, joined the Company in May 2008 as Corporate Vice President, General Counsel, and Corporate Secretary. In January 2013, Mr. Milstead additionally was appointed to serve as President and General Manager of Lattice SG Pte. Ltd., the Company’s wholly-owned sales and distribution subsidiary in Singapore. Prior to joining the Company, Mr. Milstead served as Senior Vice President and General Counsel of Credence Systems Corporation from December 2005 to May 2008. Mr. Milstead served as Vice President and General Counsel of Credence Systems Corporation from November 2000 until December 2005. Prior to joining Credence Systems Corporation, Mr. Milstead practiced law at the Salt Lake City office of Parsons Behle & Latimer and the Portland offices of both Bogle and Gates and Ater Wynne.

Compensation Discussion and Analysis

This compensation discussion and analysis details the objectives and designs of our executive compensation strategy, which was specifically implemented to align the interests of our executives with the interests of our stockholders and strategies as we focus on our core business of FPGA solutions. For fiscal 2019, our named executive officers were:

•	James R. Anderson, our President, Chief Executive Officer;

•	Sherri Luther, our Corporate Vice President, Chief Financial Officer;

•	Stephen Douglass, our Corporate Vice President of Research and Development;

•	Esam Elashmawi, our Corporate Vice President, Chief Marketing and Strategy Officer; and

•	Byron W. Milstead, our Corporate Vice President, General Counsel, and Corporate Secretary.

Fiscal 2019 Performance

The Company and its subsidiaries develop technologies that we monetize through differentiated programmable logic semiconductor products, system solutions, design services, and licenses. The Company is the low power programmable leader. We solve customer problems across the network, from the Edge to the Cloud, in growing communications, computing, industrial, automotive, and consumer markets. Our technology, long-standing relationships, and commitment to world-class support enable our customers to create a smart, secure, and connected world.

For fiscal 2019, we achieved strong growth and significantly improved business results, including:

•

Non-GAAP Operating Income: Our non-GAAP operating income (for purposes of our 2019 Cash Incentive Plan, as described below under Annual Cash-based Incentive Compensation) was $101 million, which represents an increase of 39% from fiscal 2018.

•	Revenue: Our revenue in fiscal 2019 was $404 million, which represents an increase of 1% from fiscal 2018.

As non-GAAP operating income and revenue were elements of our annual cash incentive compensation program for fiscal 2019, these results provide context for stockholders reviewing our executive compensation disclosures.

Please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report for a more detailed discussion of our fiscal 2019 financial results.

Results of 2019 Stockholder Advisory Approval of Named Executive Officer Compensation

At the Company’s 2019 annual meeting of stockholders, we requested our stockholders to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers for fiscal 2018 as reported in the proxy statement for the 2019 annual meeting of stockholders. The Company’s stockholders expressed substantial support for the named executive officers’ compensation, with approximately 73% of the votes cast approving, on an advisory basis, of our “say-on-pay” proposal. After receiving and reviewing the results of this advisory vote, we engaged with our stockholders as described in the following section.

Stockholder Engagement

In fiscal 2019, following the 2019 annual meeting of stockholders, we reached out to 10 of our institutional stockholders who, in the aggregate, held 46% of our stock at the time of the 2019 annual meeting of stockholders. The purposes of this engagement were to permit our board chair and compensation committee chair to discuss governance topics, including our compensation philosophy and the key elements of our executive compensation program, address any changes to our compensation practices (in particular, updates to our practices updated in response to issues identified by ISS and Glass Lewis), and solicit stockholder feedback. The result of this outreach was meetings with six of those stockholders, who held 29% of our stock at the time of the 2019 annual meeting of stockholders.

What They Said	What We Did
Agreed that Chief Executive Officer pay strategy structure and elements of Mr. Anderson’s new hire package were appropriate	Have increased proxy disclosure with respect to our short-term incentive plan goals
Asked for increased disclosure with respect to executive compensation goals	Have continued strong linkage between achievement of goals and executive pay
Asked to continue the tying of pay to performance Asked that target payout for relative Total Stockholder Return (“TSR”) equity awards be achieved only with performance above median	Have updated our TSR equity award program to provide that, starting with such awards granted in fiscal 2020, vesting at target levels will require the Company’s TSR to be at the 55th percentile of the peer group
Asked for additional disclosure with respect to engagement on ESG issues	Have added proxy disclosure on these topics and formed a task force to assess our ESG opportunities; we intend to include our new initiatives in future proxy disclosure

Compensation Risk Management

Our executive compensation program includes a number of key features intended to manage risk, including:

•	Pay-for-performance philosophy and program structure;

•	Approval by an independent compensation committee advised by an independent compensation consultant that reports directly to the compensation committee;

•	Balance between short-term and long-term pay to incentivize sustainable long-term value creation;

•	Stock ownership requirements for our Chief Executive Officer and members of our board of directors;

•	An incentive compensation recovery, or clawback policy;

•	Equity incentive plans expressly prohibiting repricing of stock options without stockholder approval;

•

Insider trading policy that includes a prohibition on short sales, trading in derivative securities, entering into hedging transactions, pledging our securities as collateral for loans, and holding our securities in margin accounts;

•	No excise tax gross-ups;

•	Annual say-on-pay advisory votes;

•	Double-trigger change of control agreements; and

•	No pension arrangements, defined benefit retirement plans or nonqualified deferred compensation plans covering our executive officers.

Compensation Philosophy

Our executive compensation strategy is heavily weighted towards variable and equity compensation to reinforce the following principles:

•	Alignment with long-term stockholder interests, including increasing our long-term stock price performance relative to our peer-group;

•	Attracting, retaining and motivating a high-performing executive team and our high expectations for that team; and

•	Rewarding executives for achieving near and long-term business goals, including increasing our profitability.

The compensation committee believes that we should make our executive compensation arrangements and practices clear and transparent to stockholders.

Our senior management has the highest potential to impact our business results, and thus, variable, performance-based compensation should constitute a material percentage of our executives’ overall potential cash and equity compensation. We also seek to measure senior management performance primarily by business results linked to stockholder interests.

We seek to directly link cash-based variable compensation of executive officers to our short-term or annual performance, while we align longer-term incentives, such as equity compensation, with the objective of enhancing stockholder value over the long term. We believe the use of equity compensation, including performance-based equity compensation, strongly links the interests of Company management to the interests of our stockholders.

We also strive to maintain compensation programs that ensure consistent effort to achieve financial and operational goals.

In addition, our total compensation packages must be competitive with other companies in our industry to ensure that we can continue to attract, retain, and motivate the senior executives who we believe are critical to our success. Keeping that in mind, we seek to accomplish our executive compensation goals while maintaining appropriate levels of internal pay equity, both between the Chief Executive Officer and other executives, and between executives and other non-executive employees.

Factors Considered in Compensation Deliberations

The compensation committee does not use a single method or measure in setting or approving the target total direct compensation opportunities or each individual compensation element for our executive officers, nor is the weighting of any one factor on the determination of pay components and levels quantifiable in comparison to the other factors. The factors below which the compensation committee considers when selecting and setting the amount of each compensation element for our executive officers, including our Chief Executive Officer and our named executive officers, provide a framework for its compensation decision-making. These factors are:

•	Our executive compensation program objectives;

•	Our performance against the financial and operational goals and objectives established by the Compensation Committee and our Board;

•	Each individual executive officer’s qualifications, knowledge, skills, experience and tenure relative to other similarly situated executives at the companies in our compensation peer group;

•	The scope of each executive officer’s role and responsibilities compared to other similarly situated executives at the companies on our compensation peer group;

•

The prior performance of each individual executive officer, based on an assessment of his or her contributions to our overall performance and ability to lead his or her area of responsibility and work as part of a team;

•	The potential of each executive officer to contribute to our long-term financial, operational and strategic objectives;

•	The CEO’s compensation relative to that of our executive officers, and compensation parity among our executive officers;

•	Our financial performance relative to our peers;

•

The compensation practices of our compensation peer group and the positioning of each executive officer’s compensation in a ranking of peer company compensation levels based on an analysis of competitive market data;

•

In the case of long-term incentive compensation, the value of any outstanding vested and unvested equity awards held by each of our executive officers, including the equity awards and other long-term compensation opportunities granted to each executive officer in prior years; and

•	The recommendations provided by our CEO regarding the compensation of our executive officers as described above.

These factors provide the framework for decision-making by the compensation committee with respect to the compensation of each of our executive officers.

During fiscal 2019, the compensation committee used market data for a peer group principally comprised of mid-sized semiconductor and semiconductor equipment companies with significant operations in California or Oregon. Market data was collected and analyzed with the assistance of Compensia. Peer group comparisons were judged in part with reference to the relative size and financial performance of the Company and the members of the peer group.

For reviewing and approving executive compensation during fiscal 2019, the peer group remained unchanged from fiscal 2018 and was made up of publicly-traded companies in the semiconductors and semiconductor equipment industry that, with the exception of Xcerra Corporation (which had been acquired in 2018), had the following financial characteristics as of February 1, 2019: revenue over the previous four quarters between $200 million and $1.2 billion, market capitalization between 0.4 to 6 times revenue, and gross profit between $75 million to $550 million. This peer group consisted of the following companies:

Alpha & Omega Semiconductor Ltd.

Ambarella Inc.

Axcelis Technologies, Inc.

Cohu, Inc.

Diodes Incorporated

Ichor Holdings Ltd.

Inphi Corporation

MACOM Technology Solutions

MaxLinear, Inc.

Nanometrics Incorporated

NeoPhotonics Corporation

Power Integrations, Inc.

Rambus Inc.

Semtech Corporation

Xcerra Corporation (acquired by Cohu, Inc.)

Xperi Corporation

The compensation committee reviewed the market data primarily to ensure that the executive compensation program as a whole was competitive with compensation programs at peer group companies so that we could attract, retain and motivate a high-performing team in connection with the executive transition. The compensation committee sought to generally match the compensation of individual executives with comparable executives from peer companies. In determining the amounts of each component of compensation for each executive officer, the compensation committee considered its judgment as to executive’s expected level of responsibility, prior experience, past job performance, contribution to the Company’s success, capability and results achieved, and reviewed the market data. The compensation committee did not apply formulas or assign these factors specific mathematical weights, but rather exercised its business judgment and discretion.

Fiscal 2019 Executive Compensation

Principal Components of Executive Compensation

The principal components of fiscal 2019 executive compensation are discussed below, and include:

•	base salary;

•	annual cash-based incentive compensation; and

•	long-term equity incentive compensation, which includes time based and performance equity incentive compensation.

In reviewing the fiscal 2019 compensation package for the Chief Executive Officer and the Company’s other named executive officers, the compensation committee considered all components of the officers’ compensation. Based on the factors discussed herein, the compensation committee has determined that the total compensation of the Chief Executive Officer and the other named executive officers of the Company, including the potential payouts in the case of severance and change of control arrangements, were reasonable and appropriate.

Base Salary

Base salary is intended to compensate our named executive officers for services they provide to us during the fiscal year. Base salaries for our named executive officers for fiscal 2019 were set based on competitive factors including the need to retain and motivate superior performance by our executive officers, the historic salary structure for various levels of responsibility within the Company and the experience of the executive officer. The compensation committee’s review of salaries for 2019 indicated that the average of our named executive officer salaries fell below the 50th percentile of salaries for comparable positions at peer companies. The compensation committee did not make any adjustments to our named executive officers’ base salaries for fiscal 2019, but the compensation committee intends in the future to continue to review and to make annual adjustments to the base salaries of our named executive officers to generally align their base salaries to salaries paid to comparable officers at peer companies and in connection with the review of executive officer and other employee performance.

Name	Base Salary
James R. Anderson	$550,000
Sherri Luther	$345,000
Stephen Douglass	$330,000
Esam Elashmawi	$360,000
Byron W. Milstead	$318,000

Annual Cash-based Incentive Compensation

For fiscal 2019, all non-sales employees of the Company (including our named executive officers) were eligible to participate in the Company’s 2019 Cash Incentive Plan (the “2019 Cash Plan”). Each named executive officer’s target cash award (as a percentage of base salary) for fiscal 2019 remained unchanged from his or her target fiscal 2018 and was (i) 100% of base salary for the Chief Executive Officer and (ii) 65% of base salary for each of our other named executive officers.

Under the 2019 Cash Plan, individual cash incentive payments for our named executive officers were based on the achievement of the following three equally weighted components: (i) non-GAAP operating income (which is calculated in a manner similar to GAAP operating income, except for the exclusion of certain restructuring charges, expenses incurred in connection with mergers, acquisitions , or other similar corporate transactions, and accrual and payment of incentives under the 2019 Cash Plan), (ii) revenue goals, and (iii) Company performance. The Company performance component was measured by the achievement of the following management objectives: (i) delivering fiscal 2019 gross margin above a specified target, (ii) shipping certain new product samples along with related development software to customers in the fourth quarter of fiscal 2019, (iii) delivering certain solution software in the second and fourth quarters of fiscal 2019, and (iv) achieving certain design win goals for new products. These management objectives were chosen in order to drive the expansion of gross margin to achieve our target business model, meet execution commitments on our new product platform, deliver additional solution value to our customers, and drive new product adoption in order to achieve future revenue targets.

With respect to each of the non-GAAP operating income and revenue components, Company financial targets were established based on projected revenue of $420 million and non-GAAP operating income of $112 million.

For the component based on the achievement of corporate management objectives, the objectives related to achievement of certain financial performance, product development, and customer development targets. Pursuant to the terms of the 2019 Cash Plan, our named executive officers could not receive more than 100% of the portion of his or her target incentive allocated to such components.

The Company’s non-GAAP operating income for fiscal 2019 was approximately $101 million, the Company’s revenue for fiscal 2019 was approximately $404 million and the achievement of corporate management objectives was 62.5%, resulting in a payment to each of our named executive officers under the 2019 Cash Plan equal to 36.4% of his or her target cash award. The actual amount of each cash award paid to our named executive officers under the 2019 Cash Plan is set forth in the table below.

Name	Actual Cash Award
James R. Anderson	$200,591
Sherri Luther	$78,012
Stephen Douglass	$78,230
Esam Elashmawi	$85,342
Byron W. Milstead	$75,386

Long-Term Equity Incentive Compensation

We provide long-term equity incentive compensation to motivate and reward the achievement of long-term Company performance and to motivate, attract and retain key personnel, including our named executive officers.

With respect to the annual grants to Mr. Milstead in fiscal 2018 and in connection with the hire of our other named executive officers (which were made to Mr. Anderson, Mr. Douglass, and Mr. Elashmawi in fiscal 2018 and to Ms. Luther in fiscal 2019), we granted awards of time-based restricted stock units (“RSUs”) and awards of performance-based RSUs (“PRSUs”) that vest and become payable over a three-year period based upon the total shareholder return (“TSR”) of the Company relative to the PHLX Semiconductor (“SOX”) Index (with one-third of the PRSUs tested for vesting on each of the first three anniversaries of the grant date). In connection with his hire, Mr. Anderson also received a stock option and an award of PRSUs that vests and becomes payable based upon the Company generating specified “adjusted” EBITDA levels on a trailing four quarter basis in any two consecutive trailing four-quarter periods.

With respect to Ms. Luther’s new hire awards made during fiscal 2019, the number of time-based RSUs and target number of PRSUs were determined as follows: (i) the number of new hire time-based RSUs was determined by dividing the award’s target grant value of $950,000 by the average of the closing prices of the Company’s common stock on the trading days during the 30-calendar-day period ending on the date of grant, and (ii) the target number of PRSUs (which also had a target grant value of $950,000) was calculated based on a Monte-Carlo simulation. The target grant values of Ms. Luther’s new hire awards were based on the recommendations made by the compensation committee, which considered such factors as Ms. Luther’s skills and experience and the prevailing market conditions.

In fiscal 2019, the compensation committee engaged the services of Compensia to act as an advisor to the compensation committee. After this review, in August 2019, the compensation committee determined to continue granting a blend of time-based RSUs and PRSUs to our named executive officers in fiscal 2019.

The compensation committee did not grant Mr. Anderson any options or PRSUs that vest based on the Company’s adjusted EBITDA in fiscal 2019 because these equity awards that he received in fiscal 2018 were one-time extraordinary grants in connection with his appointment (which were necessary to induce Mr. Anderson away from a much larger competitor, provide make-whole compensation to Mr. Anderson given incentive opportunities he relinquished at AMD, and help create incentives for Mr. Anderson consistent with the compensation committee’s philosophies) and, when they were granted, the compensation committee did not intend to continue to grant such equity awards to Mr. Anderson on an annual basis.

In determining the size of the equity awards granted in August 2019, the compensation committee established a target grant value for each award. The number of time-based RSUs or the target number of PRSUs for each award (which is listed in the table below) was determined by dividing the award’s target grant value by the average of the closing prices of the Company’s common stock on the trading days during the 30 calendar day period ending on the date of the grant. For these PRSU awards, we changed our methodology from the one we used for the PRSU awards granted before August 2019 (which was based on a Monte-Carlo simulation) to use the same methodology to determine the number of shares subject to the time-based RSUs to (i) be more consistent with the methodology used by other companies in our compensation peer group, (ii) use a methodology similar to the one used by Institutional Shareholder Services (“ISS”), and (iii) avoid misalignment of expectations, since the new methodology is more transparent and easier to understand. In particular, the compensation committee believed that the new methodology would be more stockholder friendly because it would be certain to result in at least 50% of the number of equity awards grant being performance-based. However, since the grant date fair value of each PRSU award is determined based on a Monte-Carlo simulation, the target grant value of each PRSU award granted in August 2019 (which is listed in the table below) is different from the value of such award reported in the Stock Awards column of the Summary Compensation Table below. The compensation committee intends future grants to our named executive officers to be competitive and generally comparable with similar grants to similarly situated executive officers of companies in our peer group based on our valuation of the grants.

Name	Target Grant Value of Time- Based RSUs	Number of Time- Based RSUs	Target Grant Value of PRSUs	Target Number of PRSUs
James R. Anderson	$1,875,000	112,677	$1,875,000	112,677
Sherri Luther	$500,000	30,047	$500,000	30,047
Stephen Douglass	$600,000	36,056	$600,000	36,056
Esam Elashmawi	$550,000	33,051	$550,000	33,051
Byron W. Milstead	$230,000	13,821	$230,000	13,821

Each award of time-based RSUs in fiscal 2019 (which includes Ms. Luther’s new hire RSUs and the RSUs granted to all of our named executive officers in August 2019) vests and becomes payables as to 25% of the RSUs on the first anniversary of the date of grant and as to 6.25% of the RSUs each quarter thereafter, subject to the applicable named executive officer’s continued service with the Company.

Each award of PRSUs granted in fiscal 2019 (which includes Ms. Luther’s new hire PRSUs and the PRSUs granted to all of our named executive officers in August 2019) vests and becomes payable over a three-year period based upon the TSR of the Company relative to the SOX Index, with none of the PRSUs vesting if the Company’s TSR is at or below the 25th percentile, 100% of the target number of PRSUs vesting if the Company’s TSR is at the 50th percentile, and 200% (or in Mr. Anderson’s case, 250%) if the Company’s TSR is at the 75th percentile. The number of PRSUs that vest will scale linearly if the Company’s TSR is between the 25th and 75th percentile. One-third of the PRSUs are tested for vesting on each of the first three anniversaries of the grant date.

The compensation committee has determined that long-term incentive awards should be structured to provide for longer measurement periods to better align the interests of our executives with our shareholders. In February 2020, the compensation committee updated our TSR-based PRSU award program to provide for longer measurement periods, in order to emphasize driving long-term stockholder value and to more closely align with the prevailing market practices. In connection with this update, the compensation committee amended each of the PRSU awards granted to our named executive officers in fiscal 2019 and new hire PRSU awards granted to our named executive officers in fiscal 2018 and 2019 to change the beginning of each measurement period that had not yet ended to the date of grant of the award (resulting in longer measurement periods for these tranches). It is the committee’s intention that all PRSU awards granted in 2020 and subsequent years will incorporate these longer measurement periods.

In fiscal 2019, Mr. Bourgoin, in his capacity as chair of the compensation committee and pursuant to a delegation of authority by the compensation committee, determined the level of achievement with respect to the first tranche of the PRSU awards (which covered one-third of such awards) granted to our named executive officers (other than Ms. Luther) in fiscal 2018 that vest based on the TSR of the Company relative to the SOX

Index (the “2018 TSR PRSU Awards”). The chair determined that the Company’s TSR ranked above the 75th percentile and, therefore, the following percentage of the target number of PRSUs covered by the first tranche of the awards had vested: (i) 250% for Mr. Anderson and (ii) 200% for Messrs. Douglass, Elashmawi, and Milstead. In addition, Mr. Bourgoin determined the level of achievement with respect to the performance-based option granted to Mr. Milstead in fiscal 2017, which vested based on the TSR of the Company relative to the SOX Index. Mr. Bourgoin determined that the maximum level of performance had been achieved and 200% of the shares subject to the option vested.

Severance Arrangements

We have entered into employment agreements (which were amended in 2020) with our named executive officers that provides each named executive officer with severance payments and benefits in connection with the termination of his or her employment under certain circumstances. These severance arrangements help retain our named executive officers and increase stockholder value by reducing any potential distractions caused by the possibility of an involuntary termination of employment (including in connection with a change in control), which allows our named executive officers to focus on their duties and responsibilities. Please see the section “Potential Payments upon Termination or Change-in-Control” below for a summary of the material terms and conditions of these severance arrangements.

Certain Executive Officer and Other Compensation Polices

Equity Compensation Plans Prohibit Repricing Stock Options Without Stockholder Approval

The Company’s 2013 Incentive Plan, 2011 Non-Employee Director Equity Incentive Plan and 1996 Stock Incentive Plan expressly prohibit the repricing of stock options without stockholder approval.

Stock Ownership and Retention Requirements

The Company’s Corporate Governance Policies include a requirement that the Company’s Chief Executive Officer, not more than five years after the date of initial employment, maintain ownership of the Company’s stock equal in value to three times the Chief Executive Officer’s base salary.

The Company’s Corporate Governance Policies include a requirement that the non-employee directors of the Company, not more than five years after the date of initial election to the Board, maintain ownership of the Company’s stock equal in value to three times the director’s annual cash retainer unless doing so would impose a financial hardship on the director. Additionally, the director must retain and not sell during their tenure on the Board at least fifty percent of the shares of Company stock acquired while service as a director through the exercise of vested stock options or restricted stock or other equity grants.

Insider Trading Policy

The Company’s Insider Trading Policy prohibits our employees (including our named executive officers) from (i) trading our securities while in possession of material nonpublic information, (ii) trading the securities of our customers, suppliers, competitors, potential acquisitions, or partners while in possession of material nonpublic information, and (iii) engaging in short sales, trading in derivative securities, entering into hedging transactions, pledging our securities as collateral for loans, and holding our securities in margin accounts.

Restitution or Recovery Policy

The Company’s Corporate Governance Policies provide that the Company will seek to recover, at the direction of the compensation committee after it has considered the costs and benefits of doing so, and to the extent permitted by applicable law, incentive compensation awarded or paid to an executive officer of the Company for a fiscal period if the result of a performance measure upon which the award was based or paid is subsequently restated or otherwise adjusted in a manner that would reduce the size of the award or payment.

Other Executive Benefit Arrangements and Gross Ups

Our compensation committee has adopted a policy eliminating the payment of all tax gross-ups for the Company’s executive officers except for tax gross-ups for relocation expenses.

Accounting and Tax Considerations

In determining the compensation programs, practices and packages offered to the Company’s executive officers for fiscal 2019, the compensation committee took into consideration the accounting and tax effects of each component of compensation and aims to keep the compensation expenses associated with such programs, practices and packages within reasonable levels.

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and related regulations of the Internal Revenue Service, the Company generally receives a federal income tax deduction for compensation paid to our Chief Executive Officer and our other named executive officer only with respect to amounts up to $1 million during any year. We expect to pay compensation to our executive officers that may not be fully deductible when, for example, we believe such compensation is appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions and/or the executive’s performance.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of our compensation committee during 2019 were Mr. Bourgoin, Ms. Abrams, Mr. Lederer, Mr. Rangasayee, and Ms. Joshi. None of the members of the compensation committee was or is one of our officers or employees, nor has any member of the compensation committee had any relationship requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed with management the Compensation Discussion and Analysis to be included in this Proxy Statement filed pursuant to Section 14(a) of the Exchange Act. Based on the reviews and discussions referred to above, we recommended to the board of directors that the Compensation Discussion and Analysis referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019 and this Proxy Statement for the 2020 Annual Meeting.

Compensation Committee

John Bourgoin, Chair

Robin A. Abrams

James P. Lederer

Krishna Rangasayee

Anjali Joshi

2019 Summary Compensation Table

The following table sets forth summary information concerning compensation for our named executive officers, which includes each individual who served as Chief Executive Officer or Chief Financial Officer during our fiscal year ended December 28, 2019 and our other executive officers as of the end of fiscal 2019.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensa- tion ($)	All Other Compensa- tion ($)(2)	Total ($)

Anderson, James R.	2019	550,000	—		6,437,819	—	200,591	2,990	7,191,400
President and CEO(3)	2018	177,692	400,000		7,585,107	1,700,114	136,419	2,723	10,002,055

Luther, Sherri CFO(4)	2019	342,346	200,000		—	—	78,012	4,460	624,818

Douglass, Stephen	2019	330,000	—		1,950,807	—	78,230	6,913	2,365,950
CVP R&D	2018	106,615	—		1,840,182	—	53,203	2,873	2,002,873

Elashmawi, Esam	2019	360,000	—		2,069,127	—	85,342	5,084	2,519,553
Chief Marketing & Strategy Officer	2018	96,923	—		1,782,471	—	47,798	2,228	1,929,420

Milstead, Byron W. Corporate VP & General Counsel(5)	2019	314,414	—		785,540	1,809,172	75,386	62,577	3,047,089
	2018	313,282	—		424,154	—	156,821	78,108	972,365
	2017	334,084	384,117	(6)	214,535	241,806	138,339	78,795	1,391,676

(1)

This amount represents the aggregate grant date fair value computed in accordance with the requirements of FASB ASC Topic 718. Amounts shown do not reflect compensation actually received by the named executive officer. The assumptions used to calculate the value of the awards granted in 2019 are set forth in Note 17 in the Notes to Consolidated Financial Statements in the Annual Report, and for prior years in the corresponding note in that year’s Annual Report on Form 10-K.

(2)	Additional information regarding the amounts provided in this column for 2019 is provided in the 2019 All Other Compensation Table that follows this table.
(3)	Mr. Anderson joined the Company as President and Chief Executive Officer effective September 4, 2018.
(4)	Ms. Luther became Chief Financial Officer effective January 2, 2019.
(5)

Mr. Milstead also serves as President and General Manager of Lattice SG Pte Ltd., the Company’s wholly owned sales and distribution subsidiary in Singapore. Mr. Milstead’s compensation for fiscal 2019, 2018, and 2017 includes compensation paid both for his service as Corporate VP & General Counsel of the Company and President & General Manager of Lattice SG Pte. Ltd. Amounts paid to Mr. Milstead in Singapore dollars have been converted to U.S. dollars using the exchange rate in effect on the last day of the applicable fiscal year.

(6)

Consists of a discretionary bonus awarded to Company executives for their work in connection with the Agreement and Plan of Merger, as amended, with Canyon Bridge Acquisition Company, Inc., a Delaware corporation, and Canyon Bridge Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary, providing for the potential acquisition of the Company by Canyon Bridge and a discretionary bonus awarded to Company executives based on the impact of that transaction on the achievement of the Non-equity Incentive Plan operating income targets.

2019 All Other Compensation Table

The following table sets forth information concerning items included in the All Other Compensation column of the Summary Compensation Table for the fiscal year ended December 28, 2019.

Name	Supplemental Life Insurance/ Disability Premiums ($)	Additional Group Life Insurance Premiums ($)	Other ($)(1)		Total ($)
Anderson, James R. President & CEO(2)	—	990	2,000		2,990
Luther, Sherri CFO	—	1,460	3,000		4,460
Douglass, Stephen CVP R&D	1,075	2,838	3,000		6,913
Elashmawi, Esam Chief Marketing & Strategy Officer	566	1,518	3,000		5,084
Milstead, Byron W. Corporate VP & General Counsel	3,442	111	59,024	(3)	62,577

(1)	Unless otherwise indicated, consists of employer contribution to 401(k) plan.
(2)	Mr. Anderson was appointed President and Chief Executive Officer effective September 4, 2018.
(3)

Consists of employer contribution to 401(k) plan of $622, an apartment and home office in Singapore at an aggregate incremental cost to the Company of $46,552 and a local transportation allowance of $11,850.

2019 Grants of Plan-Based Awards Table

The following table sets forth information regarding plan-based awards granted during the fiscal year ended December 28, 2019 to each of our named executive officers.

Name	Type of Award	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
			Threshold ($)	Targets ($)	Maximums ($)	Threshold (#)	Targets (#)	Maximums (#)
Anderson, James R.	Cash Incentive		—	550,000	1,100,000	—	—	—	—	—	—	—
President & CEO(6)	RSU Grant(2)	8/2/2019	—	—	—	—	—	—	112,677	—	—	2,143,117
	RSU Performance Grant (TSR)(3)	8/2/2019	—	—	—	—	112,677	281,693	—	—	19.02	2,143,117
Luther, Sherri	Cash Incentive		—	224,250	448,500	—	—	—	—	—	—	—
CFO	RSU Grant(4)	1/2/2019	—	—	—	—	—	—	141,181	—	—	982,620
	RSU Performance Grant(5)	1/2/2019	—	—	—	—	107,183	214,366	—	—	6.96	745,994
	RSU Grant(4)	8/2/2019	—	—	—	—	—	—	30,047	—	—	571,494
	RSU Performance Grant(5)	8/2/2019	—	—	—	—	30,047	60,094	—	—	19.02	571,494
Douglass, Stephen	Cash Incentive		—	214,500	429,000	—	—	—	—	—	—	—
CVP R&D(7)	RSU Grant(4)	8/2/2019	—	—	—	—	—	—	36,056	—	—	685,785
	RSU Performance Grant (TSR)(5)	8/2/2019	—	—	—	—	36,056	72,112	—	—	19.02	685,785
Elashmawi, Esam	Cash Incentive		—	234,000	468,000	—	—	—	—	—	—	—
Chief Marketing & Strategy Officer(8)	RSU Grant(4)	8/2/2019	—	—	—	—	—	—	33,051	—	—	628,630
	RSU Performance Grant (TSR)(5)	8/2/2019	—	—	—	—	33,051	66,102	—	—	19.02	628,630
Milstead, Byron W.	Cash Incentive		—	206,700	413,400	—	—	—	—	—	—	—
Corporate VP & General Counsel	RSU Grant(4)	8/2/2019	—	—	—	—	—	—	13,821	—	—	262,875
	RSU Performance Grant (TSR)(5)	8/2/2019	—	—	—	—	13,821	27,642	—	—	19.02	262,875

(1)

Fair value as of the grant date was determined in accordance with ASC 718. The assumptions used to calculate the value of the awards are set forth in Note 17 in the Notes to Consolidated Financial Statements in our Annual Report.

(2)	These RSUs vest at a rate of 33.33% of the shares as of one year from the grant date, and at a rate of 8.33% of the shares as of the end of each three-month period thereafter.
(3)

These PRSUs are divided into three equal tranches that vest between 0% and 250% of the target amount, based on the relative TSR of the Company relative to the performance of the SOX Index during the applicable performance period. Specifically, 100% of the PRSUs vest at achievement equal to the 50th percentile, 250% of the PRSUs vest at achievement equal to the 75th percentile, and vest at achievement below the 25th percentile, with vesting scaling linearly for achievement between the 25th and 75th percentiles. At the time of grant, the performance periods consisted of the 1-year periods following the date of grant, the 1-year anniversary of the date of grant, and the 2-year anniversary of the date of grant, respectively. In 2020, we amended these PRSUs to change the beginning of each performance period that had not yet ended to the date of grant. The grant date fair values of these PRSUs were determined and fixed on the date of grant using a lattice-based option-pricing valuation model, which incorporates a Monte-Carlo simulation, and considered the likelihood that we would achieve the market condition.

(4)	These RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.
(5)

These PRSUs are divided into three equal tranches that vest between 0% and 200% of the target amount, based on the relative TSR of the Company relative to the performance of the SOX Index during the applicable performance period. Specifically, 100% of the PRSUs vest at achievement equal to the 50th percentile, 200% of the PRSUs vest at achievement equal to the 75th percentile, none of the PRSUs vest at achievement below the 25th percentile, with vesting scaling linearly for achievement between the 25th and 75th percentiles. At the time of grant, the performance periods consisted of the 1-year periods following the date of grant, the 1-year anniversary of the date of grant, and the 2-year anniversary of the date of grant, respectively. In 2020, we amended these PRSUs to change the beginning of each performance period that had not yet ended to the date of grant. The grant date fair values of these PRSUs were determined and fixed on the date of grant using a lattice-based option-pricing valuation model, which incorporates a Monte-Carlo simulation, and considered the likelihood that we would achieve the market condition.

(6)	Mr. Anderson was appointed as President and Chief Executive Officer effective September 4, 2018.
(7)	Mr. Douglass was appointed as Corporate Vice President, Research and Development effective September 4, 2018.
(8)	Mr. Elashmawi was appointed as Corporate Vice President, Chief Marketing and Strategy Officer effective September 24, 2018.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Amounts in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for fiscal years 2017, 2018 and 2019 represent payments of awards under our Cash Incentive Plan for each of those years. Each named executive officer’s potential award was based on a specified percentage of his or her annual base salary and the potential award increases when and if a named executive officer’s annual base salary increases. Payments under our Cash Incentive Plan are made annually based on the achievement of the goals applicable to the year.

Please see the section “Compensation Discussion and Analysis” above for more information about our Cash Incentive Plan for fiscal 2019.

Amounts in the Bonus column of the Summary Compensation Table represent any signing bonus in connection with the executive transition, and service bonuses paid to the executive officers under a broad-based employment policy and discretionary bonuses approved by the compensation committee. Other elements of executive compensation include participation in a broad-based life and disability insurance program, broad-based medical benefits, and the ability to defer compensation pursuant to a broad-based 401(k) plan that provided matching contributions in fiscal 2019. The Company does not maintain a pension plan or any other defined benefit retirement plans.

The Company provides certain supplemental life and disability insurance coverage to executive officers and certain other members of senior management. Because the Company negotiates these insurance arrangements on a bulk basis, such insurance coverage, whether issued on a group basis or individually underwritten, is obtained by the Company at rates that are likely to be better than those obtainable by individuals seeking comparable insurance coverage on their own. The premiums paid by the Company for such supplemental insurance are considered a taxable benefit to the employee.

The principal equity components of executive compensation historically have consisted of stock options and time-based RSUs. Stock options provide a means of retention and motivation for our executives and also align their interests with long-term stock price appreciation. Time-based RSUs help us retain our executives by ensuring that they receive some value from their equity awards since the RSUs will never be out of the money. Commencing in fiscal 2018, awards of PRSUs became a principal component of executive compensation. These grants are intended to align the interests of our executives with those of our stockholders.

All stock option grants have a per share exercise price equal to the fair market value of our stock on the date of grant and a seven-year term. The Company has not granted, nor does it intend in the future to grant, equity-based compensation awards (stock options, time-based RSUs, and/or PRSUs) to executives in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our stock, such as a significant positive or negative earnings announcement. Similarly, the Company has not timed, nor does it intend in the future to time, the release of material nonpublic information based on equity award grant dates.

2019 Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information with respect to all unexercised options and unvested stock grants as of the fiscal year ended, December 28, 2019, that have been previously awarded to the named executive officers.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(**)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Name	(Exercisable)		(Unexercisable)
Anderson, James R	237,642	(1)	336,721	8.24	9/4/2025	—		—	—		—
President & CEO	—		—	—	—	219,695	(2)	4,224,735	—		—
	—		—	—	—	—		—	145,181	(3)	2,791,831
	—		—	—	—	—		—	193,834	(4)	3,727,428
	—		—	—	—	—		—	112,677	(5)	2,166,779
	—		—	—	—	112,677	(6)	2,166,779	—		—

Luther, Sherri	—		—	—	—	141,181	(7)	2,714,911	—		—
CFO	—		—	—	—	—		—	107,183	(8)	2,061,129
	—		—	—	—	30,047	(9)	577,804	—		—
	—		—	—	—	—		—	30,247	(10)	577,804

Douglass, Stephen	—		—	—	—	88,840	(11)	1,708,393	—		—
CVP R&D	—		—	—	—	—		—	61,538	(12)	1,183,376
	—		—	—	—	—		—	36,056	(13)	693,357
	—		—	—	—	36,056	(14)	693,357	—		—

Elashmawi, Esam	—		—	—	—	88,344	(15)	1,698,855	—		—
Chief Marketing & Strategy Officer	—		—	—	—	—		—	67,773	(16)	1,303,275
	—		—	—	—	33,051	(17)	635,571	—		—
	—		—	—	—	—		—	33,051	(18)	635,571

Milstead, Byron W.	10,519	(19)	—	7.54	3/21/2021	—		—	—		—
Corporate VP & General Counsel	5,500	(20)	5,500	5.28	5/13/2023	—		—	—		—
	3,678	(21)	22,072	5.73	10/18/2024	—		—	—		—
	—		—	—	—	4,588	(22)	88,227	—		—
	—		—	—	—	18,990	(23)	365,178	—		—
	—		—	—	—	20,477	(24)	393,773	—		—
	—		—	—	—	—		—	14,184	(25)	272,758
	—		—	—	—	—		—	13,821	(26)	265,778
	—		—	—	—	13,821	(27)	265,778	—		—

**	The market value of shares that have not vested was determined based on the fair market value of the Company’s common stock as of December 28, 2019, the last business day of fiscal 2019.
(1)

These stock options were granted on September 4, 2018. The options vest at the rate of 33.33% of the total option shares as of one year from the grant date, and at the rate of 8.33% of the total option shares as of the end of each three-month period thereafter.

(2)

These RSUs were granted on September 4, 2018. The RSUs vest at the rate of 33.33% of the total RSUs as of one year from the grant date, and at the rate of 8.33% of the total RSUs as of the end of each three-month period thereafter.

(3)	These performance RSUs were granted on September 4, 2018 and vest upon achievement of the performance conditions.
(4)	These performance RSUs were granted on September 4, 2018 and vest upon achievement of the performance conditions.
(5)	These performance RSUs were granted on August 2, 2019 and vest upon achievement of the performance conditions.
(6)

These RSUs were granted on August 2, 2019. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(7)

These RSUs were granted on January 2, 2019. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter

(8)	These performance RSUs were granted on January 2, 2019 and vest upon achievement of the performance conditions.
(9)

These RSUs were granted on August 2, 2019. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(10)	These performance RSUs were granted on August 2, 2019 and vest upon achievement of the performance conditions.

(11)

These RSUs were granted on September 4, 2018. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(12)	These performance RSUs were granted on September 4, 2018 and vest upon achievement of the performance conditions.
(13)	These performance RSUs were granted on August 2, 2019 and vest upon achievement of the performance conditions.
(14)

These RSUs were granted on August 2, 2019. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(15)

These RSUs were granted on September 24, 2018. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(16)	These performance RSUs were granted on September 24, 2018 and vest upon achievement of the performance conditions
(17)

These RSUs were granted on August 2, 2019. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(18)	These performance RSUs were granted on August 2, 2019 and vest upon achievement of the performance conditions.
(19)	These stock options were granted on March 21, 2014. The options are fully vested and not beneficial owned by the holder.
(20)

These stock options were granted on May 13, 2016. The options vest at the rate of 6.25% of the total option shares as of three months from the grant date, and 6.25% of the total option shares as of the end of each three-month period thereafter.

(21)

These stock options were granted on October 18, 2017. The options vest at the rate of 7.14% of the total option shares as of three months from the grant date, and 7.14% of the total option shares as of the end of each three-month period thereafter.

(22)

These RSUs were granted on May 13, 2016. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(23)

These RSUs were granted on October 18, 2017. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 7.50% of the total RSUs as of the end of each three-month period thereafter.

(24)

These RSUs were granted on September 4, 2018. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(25)	These performance RSUs were granted on September 4, 2018 and vest upon achievement of the performance conditions.
(26)	These performance RSUs were granted on August 2, 2019 and vest upon achievement of the performance conditions.
(27)

These RSUs were granted on August 2, 2019. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

2019 Option Exercises and Stock Vested Table

The following table sets forth information for the fiscal year ended December 28, 2019 with respect to the shares acquired pursuant to option exercises and shares acquired on vesting of RSUs for the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Anderson, James R. President & CEO(3)	—	—	336,529	6,437,819

Luther, Sherri CFO	—	—	—	—

Douglass, Stephen CVP R&D	—	—	101,920	1,950,807

Elashmawi, Esam Chief Marketing & Strategy Officer	—	—	107,931	2,069,127

Milstead, Byron W. Corporate VP & General Counsel	191,449	1,809,172	47,377	785,540

(1)	The value realized on exercise was determined based on the difference between the fair market value on the date of exercise and the exercise price before tax withholding.
(2)	The value realized on vesting was determined based on the fair market value of the Company’s common stock on the date of vesting.
(3)	Mr. Anderson was appointed as President and Chief Executive Officer effective September 4, 2018.

Potential Payments upon Termination or Change-in-Control

James R. Anderson

In connection with his hiring, the Company entered into an employment agreement with Mr. Anderson effective September 4, 2018. Under the terms of the employment agreement with Mr. Anderson, in the event of an Involuntary Termination (which is defined as termination of his employment by the Company without Cause (as defined in his agreement) or by Mr. Anderson for Good Reason (as defined in his agreement)), Mr. Anderson will receive the following severance payments and benefits:

•

a lump sum payment equal to Mr. Anderson’s then base salary, plus an amount equal to the annual incentive payment that Mr. Anderson would have earned had his employment continued through the end of the fiscal year in which the Involuntary Termination occurs, with such amount to be estimated reasonably and in good faith by the Company’s finance group at the time of the Involuntary Termination based on the anticipated actual payout as of the end of the fiscal year based on the performance of the Company;

•

if Mr. Anderson elects to continue health insurance coverage under COBRA, reimbursement of the monthly COBRA premium for him and his eligible covered dependents until the earliest of 12 months after the termination date, the date he commences receiving substantially equivalent coverage in connection with new employment or the date he is no longer entitled to continuation coverage under the Company’s group health plan; and

•

acceleration of the vesting of Mr. Anderson’s equity awards with respect to an additional number of shares of Company common stock as if Mr. Anderson had continued service with the Company for an additional 12 months following the date of his Involuntary Termination, with any performance-based equity awards vesting by reason of a determination/testing date falling within the 12-month period following the date of the Involuntary Termination vesting at the target amount.

If the Involuntary Termination occurs in connection with a change in control (which includes an Involuntary Termination that occurs during the period beginning 90 days prior to the change in control and ending 24 months following the change in control), then Mr. Anderson will fully vest in all his outstanding equity awards (with any performance-based equity awards vesting at the target amount) and the amount of the lump sum cash severance payment described in the first bullet above will be increased to two times his then base salary, plus two times his then target bonus amount.

In order to receive the severance payments and benefits described above, Mr. Anderson is required to timely sign and not revoke a separation agreement and release of claims and to continue to comply with the post-employment non-solicitation and non-disparagement covenants in the agreement.

In the event any payments or benefits to be provided to Mr. Anderson (including any severance payments or benefits under the agreement) are subject to the excise tax imposed by Section 4999 of the Code as a result of such payments or benefits being classified as “parachute payments” under Section 280G of the Code, such payments and benefits will either be paid in full or reduced to a lesser that would result in no portion of such payments and benefits being subject to the excise, whichever would entitle Mr. Anderson to receive the greatest after-tax amount.

In 2020, Mr. Anderson’s employment agreement was amended to:

•

provide that in the event of a change in control, Mr. Anderson’s equity awards that vest based on performance will vest based on the terms of such awards, provided that if no treatment has been set forth in such award then for purposes of determining performance under any relative TSR awards outstanding on or granted after the effective date of the amended employment agreement, then (i) the ending average stock price will be determined as the price per share paid for the Company’s stock in the change in control and the peer group ending average stock price will be determined based on the average closing stock prices for the component members of the peer group for the 30-trading days ending prior to the date of the change in control, (ii) for purposes of any tranche where the determination period has not commenced as of the date of the public announcement of the proposed change in control, the Company stock price for the initial date of such determination period will be deemed to be the price of the Company’s stock as of the date of the original performance grant, and (iii) this calculation will be applied to any tranches of the relative TSR awards that were eligible to vest for measurement periods ending on or after the date of the change in control and those tranches be converted to restricted stock units and will vest on the originally scheduled measurement dates, subject to Mr. Anderson remaining a service provider to the Company or its successor through such dates and such awards being afforded the same protection under the amended employment agreement as equity awards that vests solely based on service;

•

provide that in the event of a change in control, any of Mr. Anderson’s equity awards that are subject to performance-based vesting relating to EBITDA by reason of a determination/testing date falling after the date of the change in control will vest immediately at the target amount of the grant (i.e., for grants subject to adjusted EBITDA targets, the 100% vesting level being the number of granted units to the extent not already vested (for example, if 50% of the units granted have already vested as of the date, an additional 50% of those units will vest effective on the date of the change in control)); and

•	make certain changes to the “Good Reason” definition, as noted below.

For purposes of Mr. Anderson’s original and amended employment agreements, “Cause” means (i) Mr. Anderson’s material breach of the agreement that is not corrected within a 30-day correction period that begins upon delivery to Mr. Anderson of a written demand from the Company that describes the basis for the Company’s belief that Mr. Anderson has materially breached the agreement; (ii) any refusal to comply with the reasonable and lawful instructions of the board of directors; (iii) any willful act of fraud or dishonesty that causes material damage to the Company; (iv) any willful violation of the Company’s insider trading policy; (v) any willful violation of the Company’s conflict of interest policies; (vi) any willful unauthorized use or disclosure of trade secrets or other confidential information; or (vii) Mr. Anderson’s conviction of a felony.

For purposes of Mr. Anderson’s original and amended employment agreements, “Good Reason” means the occurrence of any of the following, without Mr. Anderson’s express written consent: (i) a material diminution of Mr. Anderson’s duties, responsibilities, or authority; (ii) a material diminution of Mr. Anderson’s base salary or target bonus amount (under Mr. Anderson’s original employment agreement, excluding a one-time reduction (not exceeding 10% in the aggregate) that also is applied to substantially all other executive officers of the Company on the approval of the board of directors if Mr. Anderson’s reduction is substantially proportionate to, or no greater than (on a percentage basis), the reduction applied to substantially all other executive officers); (iii) the Company’s material breach of the agreement; (iv) a requirement imposed by the Company or any successor to the Company that Mr. Anderson report to a corporate officer or employee rather than to the board of directors or any successor board of directors; (v) the Company requiring Mr. Anderson to relocate his primary place of employment to a facility or location that is more than 30 miles (or under Mr. Anderson’s original employment agreement, 50 miles) from his principal place of employment as of the effective date of the agreement; or (vi) the Company’s failure to have any successor promptly agree in writing to assume the Company’s obligations hereunder, except where the agreement is assumed by the successor by operation of law; provided, however, that Mr. Anderson will only have Good Reason if (i) he notifies the board of directors in writing of the existence of the condition which he believes constitutes Good Reason within 90 days of the initial existence of such condition (which notice specifically identifies such condition), (ii) the Company fails to remedy such condition within 30 days after the date on which the board of directors receives such notice, and (iii) his resignation is effective within 30 days after the expiration of such 30-day remedial period.

Other Named Executive Officers

The following paragraphs describe the terms of the employment agreements between the Company and each of Ms. Luther, Mr. Douglass, Mr. Elashmawi and Mr. Milstead that provide for payment of benefits to our named executive officers at, following, or in connection with, any termination of such named executive officer’s employment with the Company.

The Company entered into employment agreements with Ms. Luther in January 2019, with Mr. Douglass in September 2018, Mr. Elashmawi in September 2018 and Mr. Milstead in May 2008, in connection with hiring each of them or their continuing employment. Under the terms of each of these employment agreements, in the event of an Involuntary Termination (which is defined as termination of the applicable named executive officer’s employment by the Company without Cause (as defined in their agreements) or by the named executive officer for Good Reason (as defined in their agreements)), the named executive officer will receive the following severance payments and benefits:

•

a lump sum payment equal to the named executive officer’s then base salary, plus the named executive officer’s then target bonus amount (adjusted pro rata on a monthly basis depending upon the month in which the Involuntary Termination occurs and, in the case of Ms. Luther, Mr. Douglass, and Mr. Elashmawi, for the amount estimated by the Company’s finance group to be the anticipated bonus plan payment percentage based on the performance of the Company anticipated for the applicable fiscal year); and

•

if the named executive officer elects to continue health insurance coverage under COBRA, reimbursement of the monthly COBRA premium for the named executive officer and his or her eligible covered dependents until the earliest of 12 months after the termination date, the date he or she commences receiving substantially equivalent coverage in connection with new employment or, in the case of Ms. Luther, Mr. Douglass, and Mr. Elashmawi, the date he or she is no longer entitled to continuation coverage under the Company’s group health plan.

If the Involuntary Termination occurs in connection with a change in control (which includes an Involuntary Termination that occurs during the period beginning immediately prior to the change in control and ending 24 months following the change in control), then the named executive officer will fully vest in all his or her outstanding equity awards (in the case of Ms. Luther, Mr. Douglass, and Mr. Elashmawi, with any performance shares vesting at the target amount) and the amount of the lump sum cash severance payment described in the first bullet above will be increased to his or her base salary, plus 100% of his or her then target bonus amount (without any pro rationing or other adjustment).

In order to receive the severance payments and benefits described above, the named executive officer is required to timely sign and not revoke a separation agreement and release of claims and to continue to comply with the post-employment non-solicitation and non-disparagement (and in the case of Mr. Milstead, non-competition) covenants in the agreement.

In the event the severance payments or benefits under the agreement (and in the case of Ms. Luther, Mr. Douglass, and Mr. Elashmawi, any other payments or benefits) to be provided to the named executive officer are subject to the excise tax imposed by Section 4999 of the Code as a result of such payments or benefits being classified as “parachute payments” under Section 280G of the Code, such payments and benefits will either be paid in full or reduced to a lesser that would result in no portion of such payments and benefits being subject to the excise, whichever would entitle the named executive officer to receive the greatest after-tax amount.

In 2020, each of the employment agreements with Ms. Luther, Mr. Douglass, and Mr. Elashmawi was amended to:

•

provide that in the event of a change in control, the named executive officer’s equity awards that vest based on performance will vest based on the terms of such awards, provided that if no treatment has been set forth in such award then for purposes of determining performance under any relative TSR awards outstanding on or granted after the effective date of the amended employment agreement, then (i) the ending average stock price will be determined as the price per share paid for the Company’s stock in the change in control and the peer group ending average stock price will be determined based on the average closing stock prices for the component members of the peer group for the 30-trading days ending prior to the date of the change in control, (ii) for purposes of any tranche where the determination period has not commenced as of the date of the public announcement of the proposed change in control, the Company stock price for the initial date of such determination period will be deemed to be the price of the Company’s stock as of the date of the original performance grant, and (iii) this calculation will be applied to any tranches of the relative TSR awards that were eligible to vest for measurement periods ending on or after the date of the change in control and those tranches be converted to restricted stock units and will vest on the originally scheduled measurement dates, subject to the named executive officer remaining a service provider to the Company or its successor through such dates and such awards being afforded the same protection under the amended employment agreement as equity awards that vests solely based on service; and

•	make certain changes to the “Good Reason” definition, as noted below.

In 2020, the employment agreement with Mr. Milstead was amended to provide the same terms and conditions as the amended employment agreements with Ms. Luther, Mr. Douglass, and Mr. Elashmawi.

For purposes of the original and amended employment agreements with Ms. Luther, Mr. Douglass, and Mr. Elashmawi and the amended employment agreement with Mr. Milstead, “Cause” means (i) the applicable named executive officer’s material breach of the agreement that is not corrected within a 30-day correction period that begins upon delivery to the named executive officer of a written demand from the Company that describes the basis for the Company’s belief that the named executive officer has materially breached the agreement; (ii) any refusal to comply with the reasonable and lawful instructions of the board of directors; (iii) any willful act of fraud or dishonesty that causes material damage to the Company; (iv) any willful violation of the Company’s insider trading policy; (v) any willful violation of the Company’s conflict of interest policies; (vi) any willful unauthorized use or disclosure of trade secrets or other confidential information; or (vii) the named executive officer’s conviction of a felony.

For purposes of the original and amended employment agreements with Ms. Luther, Mr. Douglass, and Mr. Elashmawi and the amended employment agreement with Mr. Milstead, “Good Reason” means the occurrence of any of the following, without the applicable named executive officer’s express written consent: (i) a material diminution of the named executive officer’s duties or responsibilities; (ii) a material diminution of the named executive officer’s base salary or target bonus amount (under the original employment agreements with Ms. Luther, Mr. Douglass, and Mr. Elashmawi, excluding a one-time reduction (not exceeding 10% in the aggregate) that also is applied to substantially all other executive officers of the Company on the approval of the board of directors if the named executive officer’s reduction is substantially proportionate to, or no greater than (on a percentage basis), the reduction applied to substantially all other executive officers); (iii) the Company’s material breach of the agreement; or (iv) the Company requiring the named executive officer to relocate his or her primary place of employment to a facility or location that is more than 30 miles (or under the original employment agreements with Ms. Luther, Mr. Douglass, and Mr. Elashmawi, 50 miles) from his or her principal place of employment as of the effective date of the agreement; provided, however, that the named executive officer will only have Good Reason if (i) he or she notifies the board of directors in writing of the existence of the condition which he or she believes constitutes Good Reason within 90 days of the initial existence of such condition (which notice specifically identifies such condition), (ii) the Company fails to remedy such condition within 30 days after the date on which the board of directors receives such notice, and (iii) his or her resignation is effective within 30 days after the expiration of such 30-day remedial period.

For purposes of the original employment agreement with Mr. Milstead, “Cause” means (i) Mr. Milstead’s material breach of the agreement that is not corrected within a 30-day correction period that begins upon delivery to Mr. Milstead of a written demand from the board of directors that describes the basis for the belief of the board of directors that Mr. Milstead has materially breached the agreement; (ii) any willful act of fraud or dishonesty that causes material damage to the Company; (iii) any willful violation of the Company’s insider trading policy; (iv) any willful violation of the Company’s conflict of interest policies; (v) any willful unauthorized use or disclosure of trade secrets or other confidential information; or (vii) the named executive officer’s conviction of a felony.

For purposes of the original employment agreement with Mr. Milstead, “Good Reason” means the occurrence of any of the following, without Mr. Milstead’s express written consent: (i) a substantial reduction of Mr. Milstead’s duties or responsibilities; (ii) a substantial reduction in Mr. Milstead’s base salary or target bonus amount other than a one-time reduction (not exceeding 10% in the aggregate) that also is applied to substantially all other executive officers of the Company on the CEO’s written recommendation or written approval if Mr. Milstead’s reduction is substantially proportionate to, or no greater than, the reduction applied to substantially all other executive officers; (iii) the Company’s material breach of the agreement including without limitation the failure to timely provide Mr. Milstead the cash compensation, equity compensation and/or employee benefits specified under the agreement; or (iv) the Company requiring Mr. Milstead to relocate his principal place of business or the Company relocating its headquarters, in either case to a facility or location outside of a 30 mile radius from Mr. Milstead’s current principal place of employment; provided, however, that Mr. Milstead will only have Good Reason if the event or circumstances constituting Good Reason specified in any of the preceding clauses is not cured or otherwise remedied to Mr. Milstead’s satisfaction within 30 days after Executive gives written notice to the board of directors.

The following table provides information regarding the amounts that would have been owed to our named executive officers who were employed by the Company at fiscal year-end if their employment with the Company had been terminated as of the last day of our fiscal year ended December 28, 2019.

Name	Basis of Termination	Cash Severance ($)	Continuation of Insurance Benefit ($)	Accelerated Vesting of Equity Awards ($)(1)	Total ($)
James R. Anderson, President & CEO	Involuntary Termination Not in Connection With a Change in Control	1,100,000	57,034	8,974,436	10,131,470
	Involuntary Termination in Connection With a Change in Control	2,200,000	57,034	21,552,696	23,809,730

Sherri Luther, CVP & CFO	Involuntary Termination Not in Connection With a Change in Control	569,250	57,034	—	626,284
	Involuntary Termination in Connection With a Change in Control	569,250	57,034	5,931,647	6,557,931

Stephen Douglass, CVP R&D	Involuntary Termination Not in Connection With a Change in Control	544,500	57,034	—	601,534
	Involuntary Termination in Connection With a Change in Control	544,500	57,034	4,278,483	4,880,017

Esam Elashmawi, Chief Marketing & Strategy Officer	Involuntary Termination Not in Connection With a Change in Control	594,000	—	—	594,000
	Involuntary Termination in Connection With a Change in Control	594,000	—	4,273,271	4,867,271

Byron W. Milstead, Corporate VP & General Counsel	Involuntary Termination Not in Connection With a Change in Control	524,700	19,727	—	544,427
	Involuntary Termination in Connection With a Change in Control	524,700	19,727	2,181,701	2,726,128

(1)

The value of each named executive officer’s equity award vesting acceleration benefit is calculated as (i) the number of shares covered by the portions of the named executive officer’s equity awards that are subject to acceleration multiplied by the closing price of our common stock on December 27, 2019 (the last trading day in fiscal 2019), which was $19.23 per share, less (ii) the exercise price for any such shares subject to options.

CEO Pay Ratio

As required by the Dodd-Frank Act, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. James R. Anderson, our Chief Executive Officer (our “CEO”).

•

Methodology. To identify the “median employee” from our employee population, we determined that, as of the last day of fiscal 2019 (December 28, 2019), our employee population consisted of approximately 750 individuals working at our parent company and consolidated subsidiaries. We selected simplified total compensation, measured using our internal payroll and accounting records for 2019, as the most appropriate measure of compensation. Simplified total compensation consists of the sum of the three major pay elements received by all employees in 2019:

•	Salary or base pay paid during 2019;

•	Non-equity incentive plan compensation (which consists of cash bonus payments paid under the Cash Incentive Plan or Sales Incentive Plan) during 2019; and

•	Equity compensation, which consists of the grant date fair value of equity compensation awards granted during 2017 calculated according to ASC Topic 718, excluding any estimated forfeitures.

•

We identified and calculated the elements of the annual total compensation of the median employee for fiscal 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $85,974.

•	We used the amount reported in the Total column of our 2019 Summary Compensation Table included in this Proxy Statement for the annual total compensation of our CEO.

For fiscal 2019, our last completed fiscal year:

•	The median of the annual total compensation of all employees of our company (other than our CEO), was $85,974.

•	The annualized annual total compensation of our CEO was $7,191,400.

Ratio

For 2019, based on this information, the annual total compensation of our Chief Executive Officer and President was 83.6 times that of the median of the annual total compensation of all employees.

DIRECTOR COMPENSATION

2019 Director Compensation Table

The following table sets forth information concerning compensation of our non-employee directors for the fiscal year ended December 28, 2019.

Name	Fees Earned in Cash ($)		Stock Awards ($)(10)	Total ($)
Richardson, D. Jeffrey	73,333	(1)	129,990	203,323
Abrams, Robin A.	70,000	(2)	129,990	199,990
Beattie, Brian M.	55,000	(3)	129,990	184,990
Bourgoin, John	70,000	(4)	129,990	199,990
Jensen, Mark E.	75,000	(5)	129,990	204,990
Lederer, James P.	65,000	(6)	129,990	194,990
Major, John E.	50,000	(7)	129,990	179,990
Rangasayee, Krishna	55,000	(8)	129,990	184,990
Joshi, Anjali	8,333	(9)	75,002	83,335

(1)

Includes a $30,000 retainer for serving as chair of the board since May 2018, a $45,000 retainer for serving as a member of the board of directors and a $5,000 retainer for serving as a member of the nominating and governance committee.

(2)

Includes a $10,000 retainer for serving as chair of the nominating and governance committee, a $5,000 retainer for serving on the nominating and governance committee, a $10,000 retainer for serving as a member of the compensation committee, and a $45,000 retainer for serving as a member of the board of directors.

(3)

Includes a $10,000 retainer for serving as a member of the audit committee and a $45,000 retainer for serving as a member of the board of directors. Mr. Beattie resigned from the Board of Directors effective December 31, 2019.

(4)

Includes a $15,000 retainer for serving as the chair of the compensation committee, a $10,000 retainer for serving as a member of the compensation committee and a $45,000 retainer for serving as a member of the board of directors.

(5)

Includes a $20,000 retainer for serving as the chair of the audit committee, a $10,000 retainer for serving as a member of the audit committee and a $45,000 retainer for serving as a member of the board of directors.

(6)

Includes a $10,000 retainer for serving as a member of the audit committee, a $10,000 retainer for serving as a member of the compensation committee, and a $45,000 retainer for serving as a member of the board of directors.

(7)	Includes a $5,000 retainer for serving as a member of the nominating and governance committee and a $45,000 retainer for serving as a member of the board of directors, each for a partial year.
(8)	Includes a $10,000 retainer for serving as a member of the compensation committee and a $45,000 retainer for serving as a member of the board of directors, each for a partial year.
(9)	Includes a $833 retainer for serving as a member of the compensation committee and a $7,500 retainer for serving as a member of the Board of Directors, each for a partial year.
(10)

The amounts provided in this column represent the full grant date fair value of the restricted stock unit awards (Messrs. Bourgoin, Beattie, Jensen, Richardson, Herb, Weber and Ms. Abrams) granted pursuant to our 2011 Non-Employee Director Equity Incentive Plan to each director and former director in the fiscal year ended December 28, 2019, determined in accordance with ASC 718. The aggregate number of unvested RSU awards outstanding under our 2001 Outside Directors’ Stock Option Plan or our 2011 Non-Employee Director Equity Incentive Plan for each director as of the Company’s fiscal year end, December 28, 2019, is as follows: Ms. Abrams 8,795, Mr. Bourgoin 8,795, Mr. Beattie 8,795, Mr. Jensen 8,795, Ms. Joshi 3,752 , Mr. Lederer 8,795, Mr. Major 8,795, Mr. Rangasayee 8,795, and Mr. Richardson 8,795.

Narrative Discussion to 2019 Director Compensation Table

The Company compensates its non-employee directors with cash retainers and equity grants. The cash retainers are comprised of annual retainers for service on the board of directors and its standing committees. Each director receives a cash retainer of $45,000 per year for service on the board of directors, the chairperson of the board of directors receives an annual retainer of $30,000, and the chairpersons of the audit, compensation, nominating and governance committees receive annual retainers of $20,000, $15,000 and $10,000, respectively.

Committee members receive annual retainers of $10,000 for the audit and compensation committees, and $5,000 for the nominating and governance committee.

RSUs were awarded in 2019 to our non-employee directors under the Company’s 2011 Non-Employee Director Equity Incentive Plan. Each outside director receives an initial grant of an RSU award for a number of shares of common stock determined by dividing $130,000 by the fair market value of a share of the common stock on the grant date (but prorated based on the month the new director joins the board of directors) on the date of the director’s election or appointment to the board of directors. The first grant vests in installments cumulatively with respect to 1/3 of the RSUs on each of the first three anniversaries of the grant date thereafter, so that 100% of the RSUs shall be vested on the third anniversary of the date of grant, provided that the director continues to serve as a director on such dates. Directors also automatically receive an RSU award at the board of directors meeting following each annual meeting of stockholders for a number of shares of common stock determined by dividing $130,000 by the fair market value of a share of the common stock on the grant date, which grants shall vest and become payable with respect to 100% of the RSUs on the first anniversary of the grant date, provided that the director continues to serve as a director on such dates. In the event of a change in control, unvested RSUs and options held by our non-employee directors generally become vested and exercisable or payable in full effective immediately prior to the change in control. The compensation provided to any non-employee director cannot exceed $500,000 in any year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s published Code of Conduct provides that as a general rule, employees should avoid conducting Company business or entering into any Company business agreements or arrangements with a relative or significant other, or with a business in which a relative or significant other has an influential role, and any other business agreements or arrangements that would be considered a related party transaction.

Under the Company’s Code of Conduct, if a related party transaction is to be entered into, it must be fully disclosed to the Chief Financial Officer in advance, and if determined to be material by the Chief Financial Officer, the transaction must be reviewed and approved in advance by the audit committee of the board of directors. Any related party transactions involving the Company’s directors or executive officers are, by definition, material, and as such, must be reviewed and approved, in writing and in advance, by the audit committee.

Any approved related party transactions must be structured and conducted in a manner such that no preferential treatment is given to the related party.

In addition, the Company’s published Director Code of Ethics provides that no director may receive any material personal profit or advantage in connection with any transaction involving the Company without disclosure and pre-approval of the chair of the nominating and governance committee (or other member of the nominating and governance committee, if the director in question is the chair). Furthermore, no director may have a material personal or family financial interest in any Company supplier, customer, reseller or competitor that might cause divided loyalty, or the appearance of divided loyalty, without advance disclosure and approval by the nominating and governance committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth, as of March 11, 2020 (except as otherwise indicated), information about (i) persons known to us to be the beneficial owners of more than five percent of our outstanding common stock, (ii) each nominee, (iii) each current director and named executive officer, and (iv) all current directors and executive officers as a group. The address for each of our executive officers and directors or nominees is 5555 NE Moore Court, Hillsboro, Oregon 97124.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (# of Shares)(1)		Percent of Class
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	12,300,376	(2)	9.15%

Alliance Bernstein L.P 1345 Avenue of the Americas New York, NY 10105	8,249,340	(3)	6.14%

The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	16,054,923	(4)	11.94%

BlackRock, Inc. 55 E. 52nd Street New York, NY 10055	10,028,827	(5)	7.46%

Wellington Management Company LLP (and Affiliates) 280 Congress Street Boston, MA, 02210	9,295,162	(6)	6.91%

James R. Anderson, Director, President & CEO	507,792	(7)	*

Robin A. Abrams, Director	220,384	(8)	*

John Bourgoin, Director	229,475	(9)	*

Mark E. Jensen, Director	176,492	(10)	*

James Lederer, Director	52,977	(11)	*

John Major, Director	74,896	(12)	*

Krishna Rangasayee, Director	53,396	(13)	*

D. Jeffrey Richardson, Director	106,446	(14)	*

Anjali Joshi, Director	3,752	(15)	*

Sherri Luther, Corporate Vice President & CFO	69,906	(16)	*

Stephen Douglass, Corporate Vice President Research & Development	39,665	(17)	*

Esam Elashmawi, Chief Marketing and Strategy Officer	82,309	(18)	*

Byron W. Milstead, Corporate Vice President & General Counsel	38,216	(19)	*

All directors and executive officers as a group (16 persons)	1,669,565	(20)	*

*	Less than one percent.

(1)	Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares, subject to community property laws where applicable.
(2)

Based solely on information contained in a Schedule 13G/A which was jointly filed on February 14, 2020 by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Stock Fund, Inc. According to this Schedule 13/A, T. Rowe Price Associates, Inc. possessed sole voting power over 2,473,568 shares and sole dispositive power over 12,300,376 shares, and T. Rowe Price Small-Cap Stock Fund, Inc. possessed sole voting power over 4,816,460 shares.

(3)

Based solely on information contained in a Schedule 13G/A filed on February 18, 2020 by Alliance Bernstein L.P., which reported sole voting power as to 7,564,602 shares, shared voting power as to no shares, sole dispositive power as to 8,160,850 shares, and shared dispositive power as to 88,490 shares.

(4)

Based solely on information contained in a Schedule 13 G/A filed on February 12, 2020 by The Vanguard Group, which reported sole voting power as to 268,710 shares, shared voting power as to 26,241 shares, sole dispositive power as to 15,778,147 shares, and shared dispositive power as to 276,776 shares.

(5)

Based solely on information contained in a Schedule 13G/A filed on February 5, 2020 by BlackRock, Inc., which reported sole voting power as to 9,797,702 shares and sole dispositive power as to 10,028,827 shares.

(6)

Based solely on information contained in a Schedule 13G/A filed on January 28, 2020 by Wellington Management Group LLP, which reported shared voting power as to 7,368,468 shares and shared dispositive power as to 9,295,162 shares.

(7)	Includes 48,103 shares exercisable under options and 13,845 PSUs vesting within 60 days of March 11, 2020.
(8)	Includes 8,795 RSUs vesting within 60 days of March 11, 2020.
(9)	Includes 8,795 RSUs vesting within 60 days of March 11, 2020.
(10)	Includes 8,795 RSUs vesting within 60 days of March 11, 2020.
(11)	Includes 21,919 shares exercisable under options and 8,795 RSUs vesting, each within 60 days of March 11, 2020.
(12)	Includes 21,919 shares exercisable under options and 8,795 RSUs vesting, each within 60 days of March 11, 2020.
(13)	Includes 21,919 shares exercisable under options and 8,795 RSUs vesting, each within 60 days of March 11, 2020.
(14)	Includes 8,795 RSUs vesting within 60 days of March 11, 2020.
(15)	Includes 3,752 RSUs vesting within 60 days of March 11, 2020.
(16)	Includes 8,823 RSUs vesting within 60 days of March 11, 2020.
(17)	Includes no RSUs, PRSUs or options vesting within 60 days of March 11, 2020.
(18)	Includes 8,031 RSUs vesting within 60 days of March 11, 2020.
(19)

Includes 3,678 shares exercisable under options and 3,165 RSUs vesting within 60 days of March 11, 2020. Mr. Milstead disclaims beneficial ownership of 10,519 shares exercisable under options constructively transferred by Mr. Milstead upon receipt.

(20)

The number of shares beneficially owned by all of our current directors and executive officers as a group includes 117,538 shares exercisable under options 13,845 PRSUs vesting and 99,195 RSUs vesting, each within 60 days of March 11, 2020.

Equity Compensation Plan Information

The following table summarizes information, as of December 28, 2019, with respect to shares of our common stock that may be issued under our existing equity compensation plans.

(in thousands except per share amounts)	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(B) Weighted average exercise price of outstanding options, warrants and rights(2)	(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))(3)
Equity compensation plans:
Approved by security holders	8,106,434	(1)	$6.16	11,214,414
Not approved by security holders	—		—	—
Total	8,106,434		$6.16	11,214,414

(1)

Consists of shares of our common stock issuable upon exercise of options or payment of RSUs granted under the 1996 Stock Incentive Plan, the 2001 Stock Plan, the 2013 Incentive Plan, the 2001 Outside Directors’ Stock Option Plan and the 2011 Non-Employee Director Equity Incentive Plan, or assumed by us in connection with mergers and acquisitions. As of December 28, 2019, 30,414 shares of our common stock were issuable upon exercise or vesting of those assumed options and RSUs. We are unable to ascertain with specificity the number of securities to be issued upon exercise of outstanding rights under our 2012 Employee Stock Purchase Plan.

(2)

The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding RSUs, which have no exercise price. The weighted average exercise price also excludes the rights outstanding under our 2012 Employee Stock Purchase Plan.

(3)

Includes approximately 1,416,428 shares reserved for issuance under our 2012 Employee Stock Purchase Plan, which provides that shares of our common stock may be purchased at a per share price equal to 85% of the fair market value of the common stock on the beginning of the six-month offering period or a purchase date applicable to such offering period, whichever is lower. Also includes approximately 8,603,013 shares reserved for issuance under our 2013 Incentive Plan, which may be granted pursuant to stock options, stock appreciation rights, stock awards or restricted stock or units. Also includes approximately 443,813 shares reserved for issuance under our 2011 Non-Employee Director Equity Incentive Plan, which may be granted pursuant to stock options, restricted stock, or restricted stock units. Does not include the additional shares to be reserved for issuance under our amended 2013 Incentive Plan for which we are requesting stockholder approval pursuant to Proposal 3.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all forms they file pursuant to Section 16(a).

Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that, for fiscal 2019, all Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders were complied with.

PROPOSAL 3: APPROVAL OF THE AMENDED LATTICE SEMICONDUCTOR CORPORATION

2013 INCENTIVE PLAN

We are seeking stockholder approval of our amended 2013 Incentive Plan.

Subject to stockholder approval and upon recommendation of the compensation committee, our board of directors recently amended the 2013 Incentive Plan, to increase the number of shares of our common stock available for issuance under the 2013 Incentive Plan by 7,500,000 shares (from 25,140,000 shares to 32,640,000 shares, in each case not including any shares added to the 2013 Incentive Plan from (i) any authorized shares that were available for issuance, and not issued or subject to outstanding awards, under the Company’s 1996 Stock Plan (the “1996 Plan”) on the date of the initial stockholder approval of the 2013 Incentive Plan, and (ii) any shares subject to outstanding awards under the 1996 Plan on the date of the initial stockholder approval of the 2013 Incentive Plan that cease to be subject to such awards following the date of the initial stockholder approval of the 2013 Incentive Plan).

In order to continue to have an appropriate supply of shares for equity incentives to recruit, hire and retain the talent required to successfully execute our business plans, the board of directors believes that we will need an additional 7,500,000 new shares to be available under the 2013 Incentive Plan. In determining the number of shares to be added to the 2013 Incentive Plan, the board of directors considered a number of other factors, including the following:

Shares Reserved for Issuance and Dilutive Impact. As of December 28, 2019, we had 8,626,073 shares available under the 2013 Incentive Plan (plus any shares that are subject to outstanding awards under the 2013 Incentive Plan or the 1996 Plan that are forfeited or canceled or expire can be reused under the 2013 Incentive Plan) and a weighted average of 132,471,000 shares of our common stock outstanding. The additional 7,500,000 shares to be authorized for issuance under the 2013 Incentive Plan represent approximately 6% of the weighted average number of shares of our common stock outstanding. Although the additional 7,500,000 new shares to be available under the 2013 Incentive Plan will increase the potential dilution to stockholders represented by Lattice’s equity compensation programs, our board of directors and compensation committee believe that the potential dilution represented by our equity compensation programs and the new shares to be authorized for issuance under the 2013 Incentive Plan is reasonable and below norms for our industry, and that our equity compensation programs are well-managed.

Historical Grant Practices. The board of directors considered the historical numbers of stock options, RSUs, and PRSUs that we have granted in the past three years. The annual share usage, or burn rate, under our equity compensation program for the last three years was as follows:

Annual Share Usage	Fiscal 2017	Fiscal 2018	Fiscal 2019	Three-Year Average
Stock Options Granted	3,257,940	842,734	—	1,366,891
RSUs Granted	3,058,634	5,421,500	3,712,112	4,064,082
PRSUs Granted	474,900	1,732,504	1,418,342	1,208,582
Total Equity Awards Granted	6,791,474	7,996,738	5,130,454	6,639,555
Basic Weighted Average Shares of Common Stock Outstanding	122,677,341	126,563,520	132,471,270	127,237,377
Annual Share Usage	5.54%	6.32%	3.87%	5.22%

Our three-year burn rate, which we define as the number of shares subject to equity awards granted in a year (with each share covered by an RSU or PRSU award counted as 2.2 shares) divided by the weighted average shares of common stock outstanding for that fiscal year, is 5.22% Our senior management, the compensation committee, and Compensia, the independent consultants to the compensation committee, reviewed our burn rate as compared to our industry peer companies and believe that it was appropriate.

Forecasted Grant Practices. We currently forecast stock option, RSU, and PRSU grants covering approximately 5 million shares over the next year (assuming our stock price remains at $18), which is equal to 1.7% of the fully diluted number of shares of our common stock outstanding as of December 28, 2019. In light of this forecast, we anticipate the additional shares for which we are seeking stockholder approval will be sufficient for our equity compensation program through fiscal year 2022, and that we will need to seek stockholder approval for additional shares at our annual stockholders meeting in 2021 as our annual stockholders meeting are typically held during the second quarter of each fiscal year. However, circumstances could alter this forecast, such as a change in our stock price, business conditions, our company strategy, or market conditions for attracting and retaining employees.

If stockholders do not approve the amended 2013 Incentive Plan, the amendment to the 2013 Incentive Plan previously approved by the board of directors will not become effective and the remaining shares available for issuance under the 2013 Incentive Plan will remain available for new grants until awards have been granted covering all the shares authorized for issuance under the 2013 Incentive Plan or it is terminated by our board of directors. For more information regarding the shares of our common stock that may be issued under our existing equity compensation plans please refer to the information set forth in this Proxy Statement under the “Equity Compensation Plan Information” subheading starting on page 46.

Under applicable rules of the Nasdaq, we are required to obtain stockholder approval of the amended 2013 Incentive Plan. In addition, stockholder approval of the amended 2013 Incentive Plan is necessary to provide the compensation committee with the flexibility to grant incentive stock options to employees under the amended 2013 Incentive Plan. See “U.S. Federal Income Tax Information” below for more information about these issues.

The principal features of the amended 2013 Incentive Plan are summarized below. This summary does not contain all information about the amended 2013 Incentive Plan. A copy of the complete text of the amended 2013 Incentive Plan is included as Annex A to this proxy statement, and the following description is qualified in its entirety by reference to the text of the amended 2013 Incentive Plan.

Description of the Amended 2013 Incentive Plan

Purpose. The purpose of the 2013 Incentive Plan is to attract, retain and motivate the employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and any entity that is directly or indirectly controlled by, in control of or under common control with the Company (a “Related Company”) by providing them with the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of our stockholders.

Administration. The board of directors or the compensation committee will administer the 2013 Incentive Plan. The board of directors or the compensation committee may delegate to a committee consisting of one or more members of the board of directors the authority to administer the 2013 Incentive Plan in accordance with its terms. To the extent consistent with applicable law, the board of directors or the compensation committee may also authorize any officer of the Company to grant awards under the 2013 Incentive Plan (other than to himself or herself or to any executive officer of the Company). References to the “committee” in this Proposal 3 are, as applicable, to the compensation committee, the board of directors, or any committee or officer to whom they have delegated authority to administer the 2013 Incentive Plan.

The committee will have full power and exclusive authority to (i) select the eligible persons to whom awards may from time to time be granted; (ii) determine the type or types of awards to be granted to each participant; (iii) determine the number of shares to be covered by each award; (iv) determine the terms and conditions of any award; (v) approve the forms of notice or agreement for use under the 2013 Incentive Plan; (vi) determine whether, to what extent and under what circumstances awards may be settled in cash, shares of common stock or other property or canceled or suspended; (vii) interpret and administer the 2013 Incentive Plan and any instrument evidencing an award, notice or agreement executed or entered into under the 2013 Incentive Plan; (viii) establish such rules, regulations and sub-plans as it shall deem appropriate for the proper administration and operation of the 2013 Incentive Plan; (ix) delegate ministerial duties to such of the Company’s employees as it so determines; and (x) make any other determination and take any other action that the committee deems necessary or desirable for administration of the 2013 Incentive Plan. Decisions of the committee will be final, conclusive and binding on all persons, including the Company, any participant, any stockholder and any eligible person.

The effect on the vesting of an award of a Company-approved leave of absence or a participant’s reduction in hours of employment or service shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors or executive officers, by the compensation committee, whose determination will be final.

Eligibility. Awards may be granted under the 2013 Incentive Plan to employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and any Related Company. As of March 11, 2020, approximately (i) 719 employees (including officers), (ii) 8 non-employee directors, and (iii) no consultants, agents, advisors and independent contractors were eligible to receive awards under the 2013 Incentive Plan.

Number of Shares. The number of shares of common stock authorized for issuance under the 2013 Incentive Plan (and that may be issued upon the exercise of incentive stock options) is 32,640,000 shares plus (i) any authorized shares that were available for issuance, and not issued or subject to outstanding awards, under the 1996 Plan on the date of the initial stockholder approval of the 2013 Incentive Plan, and (ii) any shares subject to outstanding awards under the 1996 Plan on the date of the initial stockholder approval of the 2013 Incentive Plan that cease to be subject to such awards following the date of the initial stockholder approval of the 2013 Incentive Plan (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested or nonforfeitable shares), up to an aggregate maximum of 8,699,550 shares pursuant to clauses (i) and (ii). Shares issued under the 2013 Incentive Plan will be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

Any shares of common stock subject to stock awards, restricted stock, stock units, performance shares and performance units will count against the numerical limits described in the previous paragraph as 2.2 shares of common stock for every one share of common stock subject thereto. If any such award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of common stock are issued under the 2013 Incentive Plan to a participant and thereafter are forfeited to or otherwise reacquired by the Company and would otherwise return to the 2013 Incentive Plan pursuant to the following paragraph, 2.2 times the number of shares of common stock covered by such award will return to the 2013 Incentive Plan and will again be available for issuance.

The following shares will also become available again for issuance under the 2013 Incentive Plan:

•	shares subject to awards granted under the 2013 Incentive Plan that lapse, expire, terminate or are canceled prior to issuance of the underlying shares;

•	shares subject to awards granted under the 2013 Incentive Plan that are issued but subsequently forfeited to or otherwise reacquired by us; and

•

shares related to an award granted under the 2013 Incentive Plan that is settled in cash in lieu of shares of common stock or in another manner where some or all of the shares covered by the award are not issued.

The number of shares of common stock available for issuance under the 2013 Incentive Plan will not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of common stock or credited as additional shares of common stock subject or paid with respect to an award. Shares subject to an award granted under the 2013 Incentive Plan that are tendered or withheld in payment of purchase price or tax withholding obligations will not become available again for issuance under the 2013 Incentive Plan.

Awards granted in assumption of or substitution for previously granted awards in acquisition transactions will not reduce the number of shares authorized for issuance under the 2013 Incentive Plan.

Adjustments. In the event that a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in the outstanding shares of common stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or new, different or additional securities of the Company or any other company being received by the holders of shares of common stock, then the committee will make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the 2013 Incentive Plan; (ii) the maximum number and kind of securities issuable as incentive stock options; (iii) the maximum numbers and kind of securities issuable under the limits described in the section below entitled “Limitations on Size of Awards”; (iv) the maximum number and kind of securities issuable under the limits described in the section “Limitations on Vesting”; and (v) the number and kind of securities that are subject to any outstanding award and the per share price of such securities, without any change in the aggregate price to be paid for such award.

The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, will not affect, and no adjustment by reason thereof will be made with respect to, outstanding awards. In addition, upon a dissolution or liquidation of the Company or a Company Transaction, awards will not be adjusted as described in the previous paragraph but instead will be treated as described in the sections “Dissolution or Liquidation” and “Change in Control,” respectively.

In the event of any adjustment in the number of shares covered by any award, each such award will cover only the number of full shares resulting from such adjustment, and any fractional shares resulting from such adjustment shall be disregarded.

Types of Awards. The 2013 Incentive Plan permits the grant of any or all of the following types of awards.

•

Stock Options. The committee may grant either incentive stock options, which must comply with Code Section 422, or non-qualified stock options. The committee sets option exercise prices and terms, except that the exercise price of stock options granted under the 2013 Incentive Plan must be at least 100% of the fair market value of the underlying shares of common stock on the date of grant, except in the case of options granted in connection with substituting options in acquisition transactions. At the time of grant, the committee determines when stock options vest and become exercisable and when they expire, except that the term of a stock option cannot exceed seven years. Unless the committee otherwise determines, fair market value means, as of a given date, the closing price of our common stock during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded.

The committee will establish and set forth in each instrument that evidences an option whether the option will continue to be exercisable, and the terms and conditions of such exercise, after a termination of the participant’s service, any of which provisions may be waived or modified by the committee at any time. If the exercise of an option following termination of a participant’s of service, but while the option is otherwise exercisable, would be prohibited solely because the issuance of common stock would violate either the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), or the Company’s insider trading policy, then the option will remain exercisable until the earlier of (i) the last day of the option’s term or (ii) the expiration of a period of three months (or such longer period of time as determined by the committee, which longer period will not be more than two months beyond the end of such three-month period) after the termination of the participant’s service during which the exercise of the option would not be in violation of such Securities Act or insider trading policy requirements.

•

Stock Appreciation Rights (SARs). The committee may grant SARs as a right in tandem with the number of shares underlying stock options granted under the 2013 Incentive Plan or on a stand-alone basis. SARs are the right to receive payment per share of an exercised SAR in stock, cash, or a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over the SAR’s per share grant price (which must be at least 100% of the fair market value of a share of common stock on the date the SAR was granted). Exercise of a SAR issued in tandem with stock options will result in the reduction of the number of shares underlying the related SAR to the extent of the SAR exercised. At the time of grant, the committee determines when SARs vest and become exercisable and when they expire, except that a tandem SAR may be exercised only with respect to the shares for which its related option is then exercisable, the term of a stand-alone SAR cannot be more than seven years, and the term of a tandem SAR will not exceed the term of the related option.

•

Stock Awards, Restricted Stock and Stock Units. The committee may grant awards of shares of common stock, or awards designated in units of common stock, under the 2013 Incentive Plan. These awards may be made subject to repurchase or forfeiture restrictions at the committee’s discretion. The restrictions may be based on continuous service or the achievement of specified performance criteria, as determined by the committee. Upon vesting of restricted stock or stock units, (i) the shares covered by each award of restricted stock will become freely transferable by the participant, and (ii) stock units will be paid in shares of common stock or, if set forth in the instrument evidencing the awards, in cash or a combination of cash and shares of common stock. Any fractional shares subject to such awards will be paid to the participant in cash.

•

Performance Shares and Performance Units. Performance shares are units valued by reference to a designated number of shares of common stock, and performance units are units valued by reference to a designated amount of property other than shares of common stock. Either may be payable in stock, cash, other property, or a combination of stock, cash, and/or other property, upon the attainment of performance criteria and other terms and conditions as established by the committee. The amount to be paid under an award of performance units or performance shares may be adjusted on the basis of such further consideration as the committee determines in its sole discretion.

•

Other Stock or Cash-Based Awards. The committee may grant other incentives payable in cash or in shares of common stock, subject to the terms of the 2013 Incentive Plan and any other terms and conditions determined by the committee.

Repricing. The 2013 Incentive Plan prohibits the committee, without stockholder approval, from (i) lowering the exercise or grant price of an option or SAR after it is granted, except in connection with adjustments provided under the 2013 Incentive Plan, (ii) taking any other action that is treated as a repricing under generally accepted accounting principles, (iii) canceling an option or SAR at a time when its exercise or grant price exceeds the fair market value of the underlying stock, in exchange for cash, another option or SAR, restricted stock, or other equity award, or (iv) issuing an option or SAR or amending an outstanding option or SAR to provide for the grant or issuance of a new option or SAR on exercise of the original option or SAR.

Limitations on Vesting. Subject to adjustment described in the section above entitled “Adjustments,” the aggregate number of shares that may be issued pursuant to awards granted under the 2013 Incentive Plan that either (i) contain no restrictions or restrictions based solely on continuous employment or services over fewer than three years (except if accelerated pursuant to a Change in Control or in the event of a termination of the participant’s service) or (ii) vest over less than one year (except if accelerated pursuant to a Change in Control or in the event of a termination of the participant’s service) based on factors other than solely continuous employment or services shall not exceed 5% of the aggregate maximum number of shares authorized for issuance under the 2013 Incentive Plan. In addition, if and to the extent the committee accelerates vesting or exercisability of an award or otherwise acts to waive or lapse any restriction on an award, other than in connection with a participant’s death, disability or retirement or a Change in Control, the shares covered by such committee action will similarly count towards the 5% limitation described above. The Committee may not waive the achievement of performance goals related to an award except in the case of a participant’s death or disability.

Limitation on Size of Awards. Subject to certain adjustments, a “covered employee” (as that term is defined for purposes of Section 162(m)(3) of the Code) may not be granted awards, other than performance units, for more than 2,000,000 shares of common stock in any calendar year, except that additional one-time awards for up to 2,000,000 shares may be granted to newly hired or newly promoted individuals in any calendar year. The maximum dollar value payable to any covered employee with respect to performance units or other awards under the 2013 Incentive Plan that are payable in cash cannot exceed $10,000,000 in any calendar year.

Dividends and Distributions. Participants may, if the committee determines, be credited with dividends or dividend equivalents paid with respect to shares of common stock underlying an award in a manner determined by the committee. The committee may apply any restrictions to the dividends or dividend equivalents that the committee deems appropriate. The committee may determine the form of payment of dividends or dividend equivalents, including cash, shares of common stock, restricted stock or stock units. The right to any dividends or dividend equivalents declared and paid on the number of shares underlying an option or a stock appreciation right may not be contingent, directly or indirectly, on the exercise of the option or stock appreciation right, and must comply with or qualify for an exemption under Code Section 409A. Also, the right to any dividends or dividend equivalents declared and paid on restricted stock must (i) be paid at the same time such dividends or dividend equivalents are paid to other stockholders and (ii) comply with or qualify for an exemption under Code Section 409A. Also, no participant will be paid amounts with respect to dividends or dividend equivalents credited with respect to unvested awards while such awards remain unvested.

Performance Goals and Criteria. The committee may select performance goals for awards granted under the 2013 Incentive Plan based on the attainment of specified levels of one, or any combination, of the following performance criteria for the Company as a whole or any business unit, as reported or calculated by the Company: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); cash position; working capital; earnings per share; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; book value per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; operating earnings; economic profit; profit before tax; return on assets; return on equity; debt; debt plus equity; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; sales growth; market or economic value added; equity or stockholder’s equity; stock price appreciation; total stockholder return; cost control; strategic initiatives; market share; net income; net profit; net sales; return on invested capital; improvements in capital structure; or customer satisfaction, employee satisfaction, services performance, subscriber, cash management or asset management metrics.

The performance goals also may be based on the achievement of specified levels of performance for the Company as a whole or any business unit or applicable affiliate under one or more of the performance goals described above relative to the performance of other corporations.

The committee may provide in any award that any evaluation of performance may include or exclude any of the following events that occur during a performance period: asset write-downs, litigation or claim judgments or settlements, the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, any reorganization and restructuring programs, extraordinary nonrecurring items as described in Accounting Standards Codification 225-20 and/or in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in our annual report to stockholders for the applicable year, acquisitions or divestitures, foreign exchange gains and losses, and gains and losses on asset sales.

Dissolution or Liquidation. To the extent not previously exercised or settled, and unless otherwise determined by the committee, awards shall terminate immediately before the dissolution or liquidation of the

Company. To the extent a vesting condition, forfeiture provision or repurchase right applicable to an award has not been waived by the committee, the award will be forfeited immediately prior to the consummation of the dissolution or liquidation.

Change in Control. Under the 2013 Incentive Plan, unless otherwise provided in the instrument evidencing an award or in a written employment, services or other agreement between the participant and the Company or a Related Company, in the event of a Change in Control (as defined in the 2013 Incentive Plan):

•

all outstanding awards that are subject to vesting based on continued employment or service with the Company or a Related Company will become fully vested and immediately exercisable or payable, and all applicable restrictions or forfeiture provisions shall lapse, immediately prior to the Change in Control and such awards will terminate at the effective time of the Change in Control; provided, however, that with respect to a Change in Control that is a Company Transaction (as defined in the 2013 Incentive Plan) in which such awards could be converted, assumed, substituted for or replaced by the successor company, such awards will become fully vested and exercisable or payable, and all applicable restrictions or forfeiture provisions shall lapse, only if and to the extent such awards are not converted, assumed, substituted for or replaced by the successor company.

•

All performance shares, performance units and other outstanding awards that are subject to vesting based on the achievement of specified performance goals and that are earned and outstanding as of the date the Change in Control is determined to have occurred and for which the payout level has been determined will be payable in full in accordance with the payout schedule pursuant to the instrument evidencing the award. Any remaining outstanding performance shares, performance units and other outstanding awards that are subject to vesting based on the achievement of specified performance goals (including any applicable performance period) for which the payout level has not been determined shall be prorated and shall be payable in accordance with the payout schedule pursuant to the instrument evidencing the award. Any existing deferrals or other restrictions not waived by the committee will remain in effect.

•

The committee may instead provide in the event of a Change in Control that is a Company Transaction that a participant’s outstanding awards will terminate upon or immediately prior to such Company Transaction and that such participant will receive, in exchange for the award, a cash payment equal to the amount (if any) by which (x) the value of the per share consideration received by holders of common stock in the Company Transaction, or, in the event the Company Transaction constitutes certain sales, leases, exchanges or other transfers of all or substantially all of the Company’s assets or otherwise does not result in direct receipt of consideration by holders of common stock, the value of the deemed per share consideration received, in each case as determined by the committee, multiplied by the number of shares of common stock subject to such outstanding awards (to the extent then vested and exercisable or whether or not then vested and exercisable, as determined by the committee) exceeds (y) if applicable, the respective aggregate exercise price or grant price for such awards.

The 2013 Incentive Plan does not require all outstanding awards to be treated similarly in a Change in Control.

Assignability. Unless otherwise determined by the committee, no award or interest in an award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, and during a participant’s lifetime, an award may be exercised only by the participant.

Amendment and Termination. The board of directors or the compensation committee may amend, suspend, or terminate the 2013 Incentive Plan, except that (i) if any applicable law, regulation, or stock exchange rule requires stockholder approval for an amendment to the 2013 Incentive Plan, then to the extent so required, stockholder approval will be obtained, (ii) any amendment that requires stockholder approval may be made only by the board of directors, and (iii) any amendment, suspension, or termination may not, without a participant’s consent, materially adversely affect any rights under any of the participant’s outstanding awards. Unless sooner terminated by the board of directors or the committee, the 2013 Incentive Plan will terminate ten years after the date of the initial stockholder approval of the 2013 Incentive Plan.

U.S. Federal Income Tax Information

The following is a brief summary of the U.S. federal income tax consequences of the 2013 Incentive Plan generally applicable to us and to participants in the 2013 Incentive Plan who are subject to U.S. federal taxes. The summary is based on the applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Non-qualified Stock Options. A participant generally will not recognize income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. When a non-qualified stock option is exercised, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the option on the date of exercise and the option exercise price. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price.

Incentive Stock Options. A participant generally will not recognize income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment as an employee or within three months after his or her employment ends (12 months in the case of permanent and total disability), the participant will not recognize income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will recognize income for alternative minimum tax purposes at that time as if the option were a non-qualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the option exercise price. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price (or, if less, the excess of the amount realized on the disposition of the shares over the option exercise price). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both non-qualified stock options and incentive stock options, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price.

Stock Appreciation Rights. A participant generally will not recognize income upon the grant or vesting of an SAR with a grant price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of an SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Unrestricted Stock Awards. Upon receipt of an unrestricted stock award, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid by the participant with respect to the shares.

Restricted Stock Awards. If a participant receives a restricted stock award, the participant generally will recognize compensation taxable as ordinary income when the shares cease to be subject to restrictions in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the shares. Instead of postponing the federal income tax consequences of a restricted stock award until the restrictions lapse, a participant may elect to recognize compensation taxable as ordinary income in the year of the award in an amount equal to the excess of the fair market value of the shares at the time of receipt over the amount, if any, paid for the shares. This election is made under Section 83(b) of the Code. In general, a Section 83(b) election is made by filing a written notice with the Internal Revenue Service within 30 days of the date of grant of the restricted stock award for which the election is made and must meet certain technical requirements.

The tax treatment of a subsequent disposition of restricted stock will depend upon whether a participant has made a timely and proper Section 83(b) election. If a participant makes a timely and proper Section 83(b) election, when the participant sells the restricted shares, the participant generally will recognize short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant receives from the sale and the tax basis of the shares sold. If no Section 83(b) election is made, any disposition after the restriction lapses generally will result in short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, the participant paid for the shares plus the amount of taxable ordinary income recognized either at the time the restrictions lapsed or at the time of the Section 83(b) election, if an election was made. If a participant has to forfeit the shares to us (e.g., upon the participant’s termination prior to expiration of the restriction period), the participant may not claim a deduction for the amount of compensation income recognized as a result of making the Section 83(b) election, and the participant generally will have a capital loss equal to the amount, if any, paid for the shares.

Restricted Stock Units. A participant generally will not recognize income at the time a stock unit is granted. When any vested stock unit is paid out, the participant generally will recognize compensation taxable as ordinary income at the time of such payment in an amount equal to the then fair market value of any shares, cash or property the participant receives.

Performance Shares and Performance Units. A participant generally will not recognize income upon the grant of performance shares or performance units. Upon the distribution of cash, shares or other property to the participant pursuant to the terms of the performance shares or units, the participant generally will recognize compensation taxable as ordinary income equal to the excess of the amount of cash or the fair market value of any property transferred to the participant over any amount paid by the participant with respect to the performance shares or units.

Tax Consequences to the Company. In the foregoing cases, we generally will be entitled to a deduction at the same time and in the same amount as a participant recognizes ordinary income, subject to certain limitations imposed under the Code. Special rules limit the deductibility of compensation paid to our Chief Executive Officer and other “covered employees” as determined under Code Section 162(m) and applicable guidance. Under Code Section 162(m), the annual compensation paid to any of these covered employees will be deductible only to the extent that it does not exceed $1,000,000.

Code Section 409A. We intend that awards granted under the 2013 Incentive Plan comply with, or otherwise be exempt from, Code Section 409A, but make no representation or warranty to that effect.

Tax Withholding. We are authorized to deduct or withhold from any award granted or payment due under the 2013 Incentive Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of common stock or otherwise settle an award under the 2013 Incentive Plan until all tax withholding obligations are satisfied.

Plan Benefits

All awards to employees, officers, directors, consultants, agents, advisors and independent contractors under the 2013 Incentive Plan are made at the discretion of the committee. Therefore, the benefits and amounts that will be received or allocated under the 2013 Incentive Plan are not determinable at this time. Our executive officers and non-employee directors have an interest in this proposal because they are eligible to receive awards under the 2013 Incentive Plan. The following table sets forth the aggregate number of shares covered by RSUs and PRSUs (at target levels) granted under the 2013 Incentive Plan during fiscal 2019 to (i) each of our named executive officers, (ii) our executive officers, as a group, (iii) our directors who are not executive officers, as a group, and (iv) all employees who are not executive officers, as a group. As of March 11, 2020, the closing sales price of a share of common stock as reported on the Nasdaq was $16.46 per share.

Name of Individual or Group and Principal Position	Value of RSUs/ PRSUs ($)	Number of RSUs/ PRSUs (#)
Named Executive Officers:
James R. Anderson, President and CEO	4,286,233	225,354
Sherri Luther, CVP & CFO	2,871,601	308,458
Stephen Douglass, CVP R&D	1,371,570	72,112
Esam Elashmawi, Chief Marketing & Strategy Officer	1,257,260	66,102
Byron W. Milstead, Corporate VP & General Counsel	525,751	27,642
All current executive officers, as a group	14,174,716	1,147,681
All current directors who are not executive officers, as a group	1,114,923	74,112
All employees who are not executive officers, as a group	19,405,889	1,096,096

(1)

The value of an equity award is based on the aggregate grant date fair value of such equity award (in the case of a PRSU award, at the target payout level) determined pursuant to FASB ASC Topic 718. See Notes 1 and 10 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 28, 2019, for a discussion of all assumptions made by us in determining the aggregate grant date fair value of equity awards.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” APPROVAL OF THE AMENDED LATTICE SEMICONDUCTOR CORPORATION 2013 INCENTIVE PLAN.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee, in accordance with its charter, routinely reviews the performance and retention of our independent auditor and has recently submitted a request for proposal to several independent registered public accounting firms, including our current independent registered public accounting firm, KPMG LLP (“KPMG”). The request for proposal asks that these firms submit proposals to serve as our independent registered public accounting firm for the fiscal year ending January 2, 2021. After receiving and reviewing these proposals, the audit committee will select and appoint an independent registered public accounting firm for the fiscal year ending January 2, 2021. In light of this ongoing process, we are not submitting a proposal for ratification of the appointment of our independent registered public accounting firm at the Annual Meeting. While not required to do so, our practice has been to submit the selection of our independent auditor for ratification in order to ascertain the views of our stockholders, and we expect to resume this practice in 2021.

We expect that representatives of KPMG, which served as our independent registered public accounting firm during the fiscal year ended December 28, 2019, will be present at the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders. We currently expect to complete the process to select our independent registered public accounting firm for the fiscal year ending January 2, 2021 before the completion of our second quarter of the current fiscal year. If our audit committee makes a selection prior to the Annual Meeting, we expect that representatives from the firm selected by the audit committee will be present at the Annual Meeting and that they will have the opportunity to make a statement and to be available to respond to appropriate questions from our stockholders.

Audit and Related Fees

Under its charter, the audit committee reviewed and pre-approved all audit and permissible non-audit services performed by KPMG. The following table sets forth the fees for professional audit services rendered by KPMG for the audit of the Company’s annual financial statements for fiscal years 2019 and 2018, and fees billed for other services rendered by KPMG during those periods.

	Fiscal 2019	Fiscal 2018
Audit Fees(1)	$1,477,000	$1,401,900
Tax Fees(2)	12,000	36,000
Total fees	$1,489,000	$1,437,900

(1)

For fiscal 2019 and 2018, this category includes fees for the audit of the annual financial statements included in our Annual Report on Form 10-K, review of the quarterly financial statements included in our quarterly reports on Form 10-Q, audit of our internal controls, issuance of consents and assistance with and review of documents filed with the SEC and for statutory audits of certain of our international subsidiaries.

(2)	This category includes fees billed for tax compliance, tax planning and tax advice.

The audit committee reviews and approves in advance all audit and non-audit services provided by the Company’s independent registered public accounting firm (or subsequently approves non-audit services in those circumstances where a subsequent approval is necessary and permissible). In this regard, the audit committee has the sole authority to approve the hiring and firing of the independent registered public accounting firm, and to determine all audit and non-audit engagement fees and terms with the independent registered public accounting firm.

The audit committee appoints the independent registered public accounting firm annually.

ANNUAL REPORT

Our 2019 Annual Report to Stockholders was provided to our stockholders together with this Proxy Statement. We will furnish without charge, upon the written request of any person who was a stockholder or a beneficial owner of our common stock at the close of business on March 11, 2020, an additional copy of our Annual Report on Form 10-K for our most recent fiscal year filed with the SEC on February 24, 2020, including financial statement schedules but not including exhibits. Requests should be directed to the attention of the Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124.

OTHER BUSINESS

The board of directors does not intend to present any business for action at the meeting other than the election of directors and the proposals set forth herein, nor does it have knowledge of any matters that may be presented by others. If any other matter properly comes before the meeting, the persons named in the accompanying form of proxy intend to vote the shares they represent as the board of directors may recommend or if no such recommendation is given, in the discretion of such persons.

METHOD AND COST OF SOLICITATION

The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, certain of our employees, for no additional compensation, may request the return of proxies personally or by telephone, fax, or e-mail. We will, on request, reimburse brokers and other persons holding shares for the benefit of others for their expenses in forwarding proxies and accompanying material and in obtaining authorization from beneficial owners of our stock to execute proxies. The Company may also engage the services of a third-party firm to aid in the solicitation of proxies.

STOCKHOLDER PROPOSALS

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement

To be considered for inclusion in the proxy statement relating to next year’s annual meeting of stockholders, a stockholder proposal must be received at our principal executive offices no later than November 23, 2020. Such proposals also will need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Proposals should be addressed to the Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124.

Other Stockholder Proposals and Director Nominations

If a stockholder wishes to present a stockholder proposal at next year’s annual meeting of stockholders that is not intended to be included in the proxy statement or to nominate a person for election to our board of directors at next year’s annual meeting of stockholders, the stockholder must provide the information required by our bylaws and give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by the corporate secretary:

(1)	not earlier than the close of business on November 23, 2020, and

(2)	not later than the close of business on December 23, 2020.

If the date of the next annual meeting of stockholders is changed by more than 30 days from the anniversary of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 or of a nomination for election to our board of directors must be received no later than the close of business on the later of 120 days prior to the meeting and 10 days after public announcement of the meeting date. Notices of intention to present proposals or to nominate persons for election to our board of directors at the next year’s annual meeting of stockholders should be addressed to the Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals.

Multiple Copies of Proxy Materials

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or annual reports. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice of Internet Availability of Proxy Materials.

If you share an address with another stockholder, you may receive only one set of proxy materials (including our Notice of Internet Availability of Proxy Materials) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, you may contact us to request a separate copy. Your request may be addressed to the Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124, or you may contact the Secretary at (503) 268-8000 or by sending an email message to byron.milstead@latticesemi.com with “Request for Proxy Materials” in the subject line and provide your name and address. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the above address, phone number or e-mail address to request delivery of a single copy of these materials.

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. Therefore, whether or not you expect to be present at the meeting, please vote your shares as soon as possible. You can vote your shares over the internet or by telephone. In addition, if you receive a proxy card by mail, you can vote by signing and dating the proxy card and returning it in the envelope provided.

By Order of the Board of Directors

Byron W. Milstead

Secretary

Hillsboro, Oregon

March 23, 2020

ANNEX A

LATTICE SEMICONDUCTOR CORPORATION

2013 INCENTIVE PLAN

SECTION 1. PURPOSE

The purpose of the Lattice Semiconductor Corporation 2013 Incentive Plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its Related Companies by providing them the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company’s stockholders.

SECTION 2. DEFINITIONS

Certain capitalized terms used in the Plan have the meanings set forth in Appendix A.

SECTION 3. ADMINISTRATION

3.1 Administration of the Plan

(a) The Plan shall be administered by the Board or the Compensation Committee, which shall be composed of two or more directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission, and an “outside director” within the meaning of Section 162(m) of the Code, or any successor provision thereto.

(b) Notwithstanding the foregoing, the Board or Compensation Committee may delegate concurrent responsibility for administering the Plan, including with respect to designated classes of Eligible Persons, to different committees consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate, including limitations with respect to grants of Awards to Participants who are subject to Section 16 of the Exchange Act or pursuant to Section 16 of the Plan. Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board or the Compensation Committee may authorize one or more officers of the Company to grant Awards to designated classes of Eligible Persons, within limits specifically prescribed by the Board or the Compensation Committee; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any person subject to Section 16 of the Exchange Act.

(c) All references in the Plan to the “Committee” shall be, as applicable, to the Board, the Compensation Committee or any other committee or any officer to whom the Board or the Compensation Committee has delegated authority to administer the Plan.

3.2 Administration and Interpretation by Committee

(a) Except for the terms and conditions explicitly set forth in the Plan and to the extent permitted by applicable law, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or a Committee composed of members of the Board, to (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Awards to be granted to each

Participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of notice or agreement for use under the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (vii) interpret and administer the Plan and any instrument evidencing an Award, notice or agreement executed or entered into under the Plan; (viii) establish such rules, regulations and sub-plans as it shall deem appropriate for the proper administration and operation of the Plan; (ix) delegate ministerial duties to such of the Company’s employees as it so determines; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b) In no event, however, shall the Committee have the right, without stockholder approval, to (i) lower the exercise or grant price of an Option or SAR after it is granted, except in connection with adjustments provided in Section 15; (ii) cancel an Option or SAR at a time when its exercise or grant price exceeds the Fair Market Value of the underlying stock, in exchange for cash, another option or stock appreciation right, restricted stock, or other equity award; (iii) take any other action that is treated as a repricing under generally accepted accounting principles, or (iv) issue an Option or SAR or amend an outstanding Option or SAR to provide for the grant or issuance of a new Option or SAR on exercise of the original Option or SAR.

(c) The effect on the vesting of an Award of a Company-approved leave of absence or a Participant’s reduction in hours of employment or service shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors or executive officers, by the Compensation Committee, whose determination shall be final.

(d) Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any stockholder and any Eligible Person. A majority of the members of the Committee may determine its actions.

SECTION 4. SHARES SUBJECT TO THE PLAN

4.1 Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 15.1, the aggregate maximum number of shares of Common Stock available for issuance under the Plan shall be:

(a) 32,640,000 shares; plus

(b) (i) any authorized shares available for issuance, and not issued or subject to outstanding awards, under the Company’s 1996 Stock Plan (the “Prior Plan”) on the Effective Date shall cease to be set aside and reserved for issuance pursuant to the Prior Plan, effective on the Effective Date, and shall instead be set aside and reserved for issuance pursuant to the Plan and (ii) any shares subject to outstanding awards under the Prior Plan on the Effective Date that cease to be subject to such awards following the Effective Date (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested or nonforfeitable shares) shall cease to be set aside or reserved for issuance pursuant to the Prior Plan, effective on the date upon which they cease to be so subject to such awards, and shall instead be set aside and reserved for issuance pursuant to the Plan, up to an aggregate maximum of 8,699,550 shares pursuant to clauses (i) and (ii) of this paragraph (b).

Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

4.2 Share Usage

(a) Any shares of Common Stock subject to Stock Awards, Restricted Stock, Stock Units, Performance Shares and Performance Units shall count against the numerical limits of Section 4.1 as 2.2 shares of Common

Stock for every one share of Common Stock subject thereto. If any such Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company and would otherwise return to the Plan pursuant to Section 4.2(b), 2.2 times the number of shares of Common Stock covered by such Award shall return to the Plan and shall again be available for issuance.

(b) Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder, is settled in cash in lieu of shares of Common Stock, or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares subject to such Awards and the forfeited or reacquired shares shall again be available for issuance under the Plan. covered by an Award that is settled in such a manner such that some or all of the shares of Common Stock covered by the Award are not issued, shall again be available for Awards under the Plan. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject or paid with respect to an Award. Notwithstanding the foregoing, any shares of Common Stock tendered by a Participant or retained by the Company as full or partial payment to the Company for the exercise or purchase price of an Award, or to satisfy tax withholding obligations in connection with an Award, shall not again be available for Awards under the Plan.

(c) The Committee shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(d) Notwithstanding any other provision of the Plan to the contrary, the Committee may grant Substitute Awards under the Plan. Substitute Awards shall not reduce the number of shares authorized for issuance under the Plan. In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination and previously approved by the Acquired Entity’s stockholders, then, to the extent determined by the Board or the Compensation Committee, the shares available for grant pursuant to the terms of such preexisting plans (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of securities of the entities that are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock authorized for issuance under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or a Related Company prior to such acquisition or combination. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is completed is approved by the Board and that agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, those terms and conditions shall be deemed to be the action of the Committee without any further action by the Committee, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

(e) Notwithstanding any other provision of this Section 4.2 to the contrary, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 4.1, subject to adjustment as provided in Section 15.1.

4.3 Limitations

Subject to adjustment as provided in Section 15.1, the aggregate number of shares that may be issued pursuant to Awards granted under the Plan that either (a) contain no restrictions or restrictions based solely on continuous employment or services over fewer than three years (except if accelerated pursuant to a Change in Control or in the event of a Termination of Service) or (b) vest over less than one year (except if accelerated pursuant to a Change in Control or in the event of a Termination of Service) based on factors other than solely continuous employment or services shall not exceed 5% of the aggregate maximum number of shares specified in Section 4.1. In addition, if and to the extent the Committee accelerates vesting or exercisability of an Award or otherwise acts to waive or lapse any restriction on an Award, other than in connection with a Participant’s death, Disability or Retirement or a Change of Control, the shares covered by such Committee action shall similarly count towards the 5% limitation described in this Section 4.3. The Committee may not waive the achievement of performance goals related to an Award except in the case of a participant’s death or Disability. Awards granted to any Participant under the Plan shall also be subject to the size limitations described in Section 16.3(a).

SECTION 5. ELIGIBILITY

An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Committee from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

SECTION 6. AWARDS

6.1 Form, Grant and Settlement of Awards

The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone or in addition to or in tandem with any other type of Award. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Committee shall determine.

6.2 Evidence of Awards

Awards granted under the Plan shall be evidenced by a written, including an electronic, instrument that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and that are not inconsistent with the Plan.

6.3 Dividends and Distributions

Participants may, if the Committee so determines, be credited with dividends or dividend equivalents paid with respect to shares of Common Stock underlying an Award in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units. Notwithstanding the foregoing, the right to any dividends or dividend equivalents declared and paid on the number of shares underlying an Option or a Stock Appreciation Right may not be contingent, directly or indirectly, on the exercise of the Option or Stock Appreciation Right, and must comply with or qualify for an exemption under Section 409A. Also notwithstanding the foregoing, the right to any dividends or dividend equivalents declared and paid on Restricted Stock must (i) be paid at the same time such dividends or dividend equivalents are paid to other stockholders and (ii) comply with or qualify for an exemption under Section 409A. Also notwithstanding the foregoing, no Participant shall be paid amounts with respect to dividends or dividend equivalents credited with respect to unvested Awards while such Awards remain unvested.

SECTION 7. OPTIONS

7.1 Grant of Options

The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.

7.2 Option Exercise Price

Options shall be granted with an exercise price per share not less than 100% of the Fair Market Value of the Common Stock on the Grant Date (and such exercise price shall not be less than the minimum exercise price required by Section 422 of the Code with respect to Incentive Stock Options), except in the case of Substitute Awards.

7.3 Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be seven years from the Grant Date.

7.4 Exercise of Options

(a) The Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time.

(b) To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to or as directed or approved by the Company of a properly executed stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement or notice, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Section 7.5. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.

7.5 Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include:

(a) cash;

(b) check or wire transfer;

(c) having the Company withhold shares of Common Stock that would otherwise be issued on exercise of a Nonqualified Stock Option that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(d) tendering (either actually or, so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock owned by the Participant that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(e) so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed exercise agreement or notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or

(f) such other consideration as the Committee may permit.

7.6 Effect of Termination of Service

(a) The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time.

(b) If the exercise of the Option following a Participant’s Termination of Service, but while the Option is otherwise exercisable, would be prohibited solely because the issuance of Common Stock would violate either the registration requirements under the Securities Act or the Company’s insider trading policy, then the Option shall remain exercisable until the earlier of (i) the Option Expiration Date or (ii) the expiration of a period of three months (or such longer period of time as determined by the Committee in its sole discretion, which longer period shall not be more than two months beyond the aforementioned three months) after the Participant’s Termination of Service during which the exercise of the Option would not be in violation of such Securities Act or insider trading policy requirements.

SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS

Notwithstanding any other provision of the Plan to the contrary, the terms and conditions of any Incentive Stock Options shall in addition comply in all respects with Section 422 of the Code, or any successor provision, and any applicable regulations thereunder. If the shareholders of the Company do not approve the Plan within 12 months after the Board’s adoption of the Plan (or the Board’s adoption of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code) Incentive Stock Options granted under the Plan after the date of the Board’s adoption (or approval) will be treated as Nonqualified Stock Options. No Incentive Stock Options may be granted more than ten years after the earlier of the approval by the Board or the shareholders of the Plan (or any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code).

SECTION 9. STOCK APPRECIATION RIGHTS

9.1 Grant of Stock Appreciation Rights

The Committee may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Committee shall determine in its sole discretion. An SAR may be granted in tandem with an Option (a “tandem SAR”) or alone (a “freestanding SAR”). The grant price of a tandem SAR shall be equal to the exercise price of the related Option. The grant price of a freestanding SAR shall be established in accordance with procedures for Options set forth in Section 7.2. A SAR may be exercised upon such terms and conditions and for such term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the maximum term of a freestanding SAR shall be seven years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

9.2 Payment of SAR Amount

Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying: (a) the difference between the Fair Market Value of the Common Stock on the date of exercise over the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee as set forth in the instrument evidencing the Award, the payment upon exercise of an SAR may be in cash, in shares, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

9.3 Waiver of Restrictions

The Committee, in its sole discretion, may waive any other terms, conditions or restrictions on any SAR under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.

SECTION 10. STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS

10.1 Grant of Stock Awards, Restricted Stock and Stock Units

The Committee may grant Stock Awards, Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous employment or service with the Company or a Related Company or the achievement of any performance goals, as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

10.2 Vesting of Restricted Stock and Stock Units

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant’s release from any terms, conditions and restrictions on Restricted Stock or Stock Units, as determined by the Committee, and subject to the provisions of Section 13, (a) the shares covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and shares of Common Stock. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

10.3 Waiver of Restrictions

The Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Units under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.

SECTION 11. PERFORMANCE AWARDS

11.1 Performance Shares

The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of shares of Common Stock, the value of which may be paid to the Participant by delivery of shares of Common Stock or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. The amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

11.2 Performance Units

The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. The amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

SECTION 12. OTHER STOCK OR CASH-BASED AWARDS

Subject to the terms of the Plan and such other terms and conditions as the Committee deems appropriate, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan.

SECTION 13. WITHHOLDING

13.1 Payment of Tax Withholding and Other Obligations

The Company may require the Participant to pay to the Company or a Related Company, as applicable, the amount of (i) any taxes that the Company or a Related Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award or any other taxable or tax withholding event related to an Award (“tax withholding obligations”) and (ii) any amounts due from the Participant to the Company or to any Related Company (“other obligations”). Notwithstanding any other provision of the Plan to the contrary, the Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.

13.2 Payment Methods

The Committee, in its sole discretion, may permit or require a Participant to satisfy all or part of the Participant’s tax withholding obligations and other obligations by one or a combination of any of the following: (i) paying cash to the Company or a Related Company, as applicable, (ii) having the Company, or a Related Company, as applicable, withhold an amount from any cash amounts otherwise due or to become due from the Company or a Related Company to the Participant, (iii) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested, in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, (iv) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations, (v) selling shares of Common Stock issued under an Award on the open market or to the Company, or (vi) taking such other action as may be necessary in the opinion of the Committee to satisfy any applicable tax withholding obligations. The value of the shares so withheld or tendered may not exceed the employer’s applicable minimum required tax withholding rate or such other applicable rate as is necessary to avoid adverse treatment for financial accounting purposes, as determined by the Committee in its sole discretion.

SECTION 14. ASSIGNABILITY

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent, at the discretion of the Committee, the instrument evidencing the Award permits the Participant to designate one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award subject to such terms and conditions as the Committee shall specify.

SECTION 15. ADJUSTMENTS

15.1 Adjustment of Shares

In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or (b) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.2; (iii) the maximum numbers and kind of securities set forth in Section 16.3; (iv) the maximum number and kind of securities set forth in Section 4.3; and (v) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Company Transaction shall not be governed by this Section 15.1 but shall be governed by Sections 15.2 and 15.3, respectively.

15.2 Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Committee in its sole discretion, Awards shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Committee, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

15.3 Change in Control

Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, in the event of a Change in Control:

(a) All outstanding Awards that are subject to vesting based on continued employment or service with the Company or a Related Company shall become fully vested and immediately exercisable or payable, and all applicable restrictions or forfeiture provisions shall lapse, immediately prior to the Change in Control and such

Awards shall terminate at the effective time of the Change in Control; provided, however, that with respect to a Change in Control that is a Company Transaction in which such Awards could be converted, assumed, substituted for or replaced by the Successor Company, such Awards shall become fully vested and exercisable or payable, and all applicable restrictions or forfeiture provisions shall lapse, only if and to the extent such Awards are not converted, assumed, substituted for or replaced by the Successor Company. If and to the extent that the Successor Company converts, assumes, substitutes for or replaces an Award, the vesting restrictions and/or forfeiture provisions applicable to such Award shall not be accelerated or lapse, and all such vesting restrictions and/or forfeiture provisions shall continue with respect to any shares of the Successor Company or other consideration that may be received with respect to such Award.

For the purposes of this Section 15.3(a), an Award shall be considered converted, assumed, substituted for or replaced by the Successor Company if following the Company Transaction the Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Company Transaction, the consideration (whether stock, cash or other securities or property) received in the Company Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Company Transaction is not solely common stock of the Successor Company, the Committee may, with the consent of the Successor Company, provide for the consideration to be received pursuant to the Award, for each share of Common Stock subject thereto, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Company Transaction. The determination of such substantial equality of value of consideration shall be made by the Committee, and its determination shall be conclusive and binding.

(b) All Performance Shares, Performance Units and other outstanding Awards that are subject to vesting based on the achievement of specified performance goals and that are earned and outstanding as of the date the Change in Control is determined to have occurred and for which the payout level has been determined shall be payable in full in accordance with the payout schedule pursuant to the instrument evidencing the Award. Any remaining outstanding Performance Shares, Performance Units and other outstanding Awards that are subject to vesting based on the achievement of specified performance goals (including any applicable performance period) for which the payout level has not been determined shall be prorated and shall be payable in accordance with the payout schedule pursuant to the instrument evidencing the Award. Any existing deferrals or other restrictions not waived by the Committee in its sole discretion shall remain in effect.

(c) Notwithstanding the foregoing, the Committee, in its sole discretion, may instead provide in the event of a Change in Control that is a Company Transaction that a Participant’s outstanding Awards shall terminate upon or immediately prior to such Company Transaction and that such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (x) the value of the per share consideration received by holders of Common Stock in the Company Transaction, or, in the event the Company Transaction is one of the transactions listed under subsection (c) in the definition of Company Transaction or otherwise does not result in direct receipt of consideration by holders of Common Stock, the value of the deemed per share consideration received, in each case as determined by the Committee in its sole discretion, multiplied by the number of shares of Common Stock subject to such outstanding Awards (to the extent then vested and exercisable or whether or not then vested and exercisable, as determined by the Committee in its sole discretion) exceeds (y) if applicable, the respective aggregate exercise price or grant price for such Awards.

(d) For the avoidance of doubt, nothing in this Section 15.3 requires all outstanding Awards to be treated similarly.

15.4 Further Adjustment of Awards

Subject to Sections 15.2 and 15.3, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change of control of the Company, as defined by the Committee, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change of control that is the reason for such action.

15.5 No Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

15.6 No Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment, and any fractional shares resulting from such adjustment shall be disregarded.

15.7 Section 409A

Notwithstanding any other provision of the Plan to the contrary, (a) any adjustments made pursuant to this Section 15 to Awards that are considered “deferred compensation” within the meaning of Section 409A shall be made in compliance with the requirements of Section 409A and (b) any adjustments made pursuant to this Section 15 to Awards that are not considered “deferred compensation” subject to Section 409A shall be made in such a manner as to ensure that after such adjustment the Awards either (i) continue not to be subject to Section 409A or (ii) comply with the requirements of Section 409A.

SECTION 16. CODE SECTION 162(m) PROVISIONS

Notwithstanding any other provision of the Plan to the contrary, if the Committee determines, at the time Awards are granted to a Participant who is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 16 is applicable to such Award.

16.1 Performance Criteria

(a) If an Award is subject to this Section 16, then the lapsing of restrictions thereon and the distribution of cash, shares of Common Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one of or any combination of the following “performance criteria” for the Company as a whole or any business unit of the Company, as reported or calculated by the Company: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); cash position; working capital; earnings per share; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; book value per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; operating earnings; economic profit; profit before tax; return on assets; return on equity; debt; debt plus equity; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; sales growth; market or economic value added; equity or stockholder’s equity; stock price appreciation; total stockholder return; cost control; strategic initiatives; market share; net income; net profit; net sales; return on invested capital; improvements in capital structure; or customer satisfaction, employee satisfaction, services performance, subscriber, cash management or asset management metrics (together, the “Performance Criteria”).

(b) Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate or business unit of the Company) under one or more of the Performance Criteria described above relative to the performance of other corporations. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

(c) The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) extraordinary nonrecurring items as described in Accounting Standards Codification 225-20 and/or in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company’s annual report to stockholders for the applicable year, (vi) acquisitions or divestitures, (vii) foreign exchange gains and losses, and (viii) gains and losses on asset sales. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that satisfies the requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

16.2 Compensation Committee Certification; Adjustment of Awards

(a) After the completion of each performance period, the Compensation Committee shall certify the extent to which any performance goal established under this Section 16 has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting, as applicable, of any Award subject to this Section 16.

(b) Notwithstanding any provision of the Plan other than Section 15, with respect to any Award that is subject to this Section 16, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Covered Employee.

16.3 Limitations

(a) Subject to adjustment from time to time as provided in Section 15.1, no Covered Employee may be granted Awards other than Performance Units subject to this Section 16 in any calendar year period with respect to more than 2,000,000 shares of Common Stock for such Awards, except that the Company may make additional onetime grants of such Awards for up to 2,000,000 shares to newly hired or newly promoted individuals, and the maximum dollar value payable with respect to Performance Units or other awards payable in cash subject to this Section 16 granted to any Covered Employee in any one calendar year is $10,000,000.

(b) The Committee shall have the power to impose such other restrictions on Awards subject to this Section 16 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

SECTION 17. AMENDMENT AND TERMINATION

17.1 Amendment, Suspension or Termination

The Board or the Compensation Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, stockholder approval shall be required for any amendment to the Plan; and provided, further, that any amendment that requires stockholder approval may be made only by the Board. Subject to Section 17.3, the Committee may amend the terms of any outstanding Award, prospectively or retroactively.

17.2 Term of the Plan

Unless sooner terminated as provided herein, the Plan shall automatically terminate ten years from the Effective Date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their terms and conditions and the Plan’s terms and conditions.

17.3 Consent of Participant

The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 15 shall not be subject to these restrictions.

SECTION 18. GENERAL

18.1 No Individual Rights

(a) No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

(b) Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without cause.

18.2 Issuance of Shares

(a) Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

(b) The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

(c) The inability of the Company or impracticability for the Company, as determined by the Committee in its sole discretion, to obtain or maintain approval from any regulatory body having jurisdiction or to comply with applicable requirements, which approval and compliance are deemed by the Company’s counsel to be necessary to the lawful issuance, delivery, and sale of any shares of Common Stock, shall relieve the Company of any liability in respect of the failure to issue, deliver, or sell such shares as to which the requisite approval has not been obtained or as to which any necessary requirements are not met.

(d) As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (i) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares and (ii) such other action or agreement by the Participant as may from time to time be necessary to comply with federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Committee may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

(d) To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

18.3 Indemnification

(a) Each person who is or shall have been a member of the Board, the Compensation Committee, or a committee of the Board or an officer of the Company to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf.

(b) The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

18.4 No Rights as a Stockholder

Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement, no Award, other than a Stock Award or an Restricted Stock Award, shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

18.5 Compliance with Laws and Regulations

(a) In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

(b) The Plan and Awards granted under the Plan are intended to be exempt from the requirements of Section 409A to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), the exclusion applicable to stock options, stock appreciation rights and certain other equity-based compensation under Treasury Regulation Section 1.409A-1(b)(5), or otherwise.

To the extent Section 409A is applicable to the Plan or any Award granted under the Plan, it is intended that the Plan and any Awards granted under the Plan comply with the deferral, payout and other limitations and restrictions imposed under Section 409A. Notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, the Plan and any Award granted under the Plan shall be interpreted, operated and administered in a manner consistent with such intentions. Without limiting the generality of the foregoing, and notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, with respect to any payments and benefits under the Plan or any Award granted under the Plan to which Section 409A applies, all references in the Plan or any Award granted under the Plan to the termination of the Participant’s employment or service are intended to mean the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i). In addition, if the Participant is a “specified employee,” within the meaning of Section 409A, then to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A, amounts that would otherwise be payable under the Plan or any Award granted under the Plan during the six-month period immediately following the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i), shall not be paid to the Participant during such period, but shall instead be accumulated and paid to the Participant (or, in the event of the Participant’s death, the Participant’s estate) in a lump sum on the first business day after the earlier of the date that is six months following the Participant’s separation from service or the Participant’s death. Notwithstanding any other provision of the Plan to the contrary, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A; provided, however, that the Committee makes no representations that Awards granted under the Plan shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to Awards granted under the Plan.

(c) Also notwithstanding any other provision of the Plan to the contrary, the Board or the Compensation Committee shall have broad authority to amend the Plan or any outstanding Award without the consent of the Participant to the extent the Board or the Compensation Committee deems necessary or advisable to comply with, or take into account, changes in applicable tax laws, securities laws, accounting rules or other applicable laws, rules or regulations.

18.6 Participants in Other Countries or Jurisdictions

Without amending the Plan, the Committee may grant Awards to Eligible Persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, sub-plans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Related Company may operate or have employees to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax-efficient manner, comply with applicable foreign laws or regulations and meet the objectives of the Plan.

18.7 No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

18.8 Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

18.9 Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

18.10 Choice of Law and Venue

The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law. Participants irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in the State of Oregon.

18.11 Legal Requirements

The granting of Awards and the issuance of shares of Common Stock under the Plan are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required, whether located in the United States or a foreign jurisdiction.

SECTION 19. EFFECTIVE DATE

The Plan shall become effective on the date on which the Plan is approved by the stockholders of the Company (the “Effective Date”).

APPENDIX A

DEFINITIONS

As used in the Plan,

“Acquired Entity” means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.

“Award” means any Option, Stock Appreciation Right, Stock Award, Restricted Stock, Stock Unit, Performance Share, Performance Unit, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time.

“Board” means the Board of Directors of the Company.

“Cause,” unless otherwise defined in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means dishonesty, fraud, serious or willful misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conduct prohibited by law (except minor violations), in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Compensation Committee, whose determination shall be conclusive and binding.

“Change in Control,” unless the Committee determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means the occurrence of any of the following events:

(a) an acquisition by any Entity of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (1) the number of then outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege where the security being so converted was not acquired directly from the Company by the party exercising the conversion privilege, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Company, (iv) an acquisition by any Entity pursuant to a transaction that meets the conditions of clauses (i), (ii) and (iii) set forth in the definition of Company Transaction;

(b) a change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be considered a member of the Incumbent Board; or

(c) consummation of a Company Transaction.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Committee” has the meaning set forth in Section 3.1.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” means Lattice Semiconductor Corporation, a Delaware corporation.

“Company Transaction,” unless the Committee determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means consummation of:

(a) a merger or consolidation of the Company with or into any other company;

(b) a sale in one transaction or a series of transactions undertaken with a common purpose of at least 50% of the Company’s outstanding voting securities; or

(c) a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of the Company’s assets, excluding, however, in each case, a transaction pursuant to which

(i) the Entities who are the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Company Transaction will beneficially own,

directly or indirectly, at least 50% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the Successor Company in substantially the same proportions as their ownership, immediately prior to such Company Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities;

(ii) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, a Related Company or a Successor Company) will beneficially own, directly or indirectly, 50% or more of, respectively, the outstanding shares of common stock of the Successor Company or the combined voting power of the outstanding voting securities of the Successor Company entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Company Transaction; and

(iii) individuals who were members of the Incumbent Board will immediately after the consummation of the Company Transaction constitute at least a majority of the members of the board of directors of the Successor Company.

Where a series of transactions undertaken with a common purpose is deemed to be a Company Transaction, the date of such Company Transaction shall be the date on which the last of such transactions is consummated.

“Compensation Committee” means the Compensation Committee of the Board.

“Covered Employee” means a “covered employee” as that term is defined for purposes of Section 162(m)(3) of the Code or any successor provision.

“Disability,” unless otherwise defined by the Committee for purposes of the Plan in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable to perform his or her material duties for the Company or a Related Company and to be engaged in any substantial gainful activity, in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Committee, whose determination shall be conclusive and binding.

“Effective Date” has the meaning set forth in Section 19.

“Eligible Person” means any person eligible to receive an Award as set forth in Section 5.

“Entity” means any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means the closing price for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish.

“Grant Date” means the later of (a) the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee and (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined for purposes of Section 422 of the Code or any successor provision.

“Incumbent Board” has the meaning set forth in the definition of “Change in Control.”

“Nonqualified Stock Option” means an Option other than an Incentive Stock Option.

“Option” means a right to purchase Common Stock granted under Section 7.

“Option Expiration Date” means the last day of the maximum term of an Option.

“Outstanding Company Common Stock” has the meaning set forth in the definition of “Change in Control.”

“Outstanding Company Voting Securities” has the meaning set forth in the definition of “Change in Control.”

“Parent Company” means a company or other entity which as a result of a Company Transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries.

“Participant” means any Eligible Person to whom an Award is granted.

“Performance Award” means an Award of Performance Shares or Performance Units granted under Section 11.

“Performance Criteria” has the meaning set forth in Section 16.1.

“Performance Share” means an Award of units denominated in shares of Common Stock granted under Section 11.1.

“Performance Unit” means an Award of units denominated in cash or property other than shares of Common Stock granted under Section 11.2.

“Plan” means the Lattice Semiconductor Corporation 2013 Incentive Plan.

“Prior Plan” has the meaning set forth in Section 4.1(c).

“Related Company” means any entity that is directly or indirectly controlled by, in control of or under common control with the Company, as determined by the Committee in its sole discretion.

“Restricted Stock” means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are subject to restrictions prescribed by the Committee.

“Restricted Stock Unit” means a Stock Unit subject to restrictions prescribed by the Committee.

“Retirement,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means “Retirement” as defined for purposes of the Plan by the Committee or the Company’s chief human resources officer or other person performing that function or, if not so defined, means Termination of Service on or after the date the Participant reaches “normal retirement age,” as that term is defined in Section 411(a)(8) of the Code.

“Section 409A” means Section 409A of the Code.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Stock Appreciation Right” or “SAR” means a right granted under Section 9.1 to receive the excess of the Fair Market Value of a specified number of shares of Common Stock over the grant price.

“Stock Award” means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are not subject to restrictions prescribed by the Committee.

“Stock Unit,” including a Restricted Stock Unit, means an Award denominated in units of Common Stock granted under Section 10.

“Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity.

“Successor Company” means the surviving company, the successor company or Parent Company, as applicable, in connection with a Company Transaction.

“Termination of Service,” unless the Committee determines otherwise with respect to an Award, means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors and executive officers, by the Compensation Committee, whose determination shall be conclusive and binding. Transfer of a Participant’s employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an Award. Unless the Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company. A Participant’s change in status from an employee of the Company or a Related Company to a nonemployee director, consultant, advisor, or independent contractor of the Company or a Related Company, or a change in status from a nonemployee director, consultant, advisor or independent contractor of the Company or a Related Company to an employee of the Company or a Related Company, shall not be considered a Termination of Service.

“Vesting Commencement Date” means the Grant Date or such other date selected by the Committee as the date from which an Award begins to vest.

ANNEX B

	Twelve Months Ended
	December 28, 2019	December 29, 2018
GAAP Income (loss) from operations	$59,041	$(3,120)
Stock-based compensation—gross margin	1,422	940
Inventory adjustment related to restructured operations	(338)	7,829
Stock-based compensation—operations	17,477	12,706
Amortization of acquired intangible assets	13,558	17,690
Restructuring charges	4,664	17,349
Impairment of acquired intangible assets	(1,023)	11,686
Acquisition related charges	—	1,531

Non-GAAP Income from operations	$94,801	$66,611
Bonus	5,765	5,885

Non-GAAP Income from operations excluding bonus	$100,566	$72,496

B-1

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 11:59 pm, (Eastern Time), on May 4, 2020. Online Go to www.envisionreports.com/LSCC or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Using a black ink pen, mark your votes with an X as shown in this example. Sign up for electronic delivery at Please do not write outside the designated areas. www.envisionreports.com/LSCC 2020 Annual Meeting Proxy Card qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2—3 1. Election of Directors: + For Withhold For Withhold For Withhold 01—James R. Anderson 02—Robin A. Abrams 03—John Bourgoin 04—Mark E. Jensen 05—Anjoli Joshi 06—James P. Lederer 07—John E. Major 08—Krishna Rangasayee 09—D. Jeffery Richardson For Against Abstain For Against Abstain 2. To approve, as an advisory vote, the compensation of the 3. To approve, the amended Lattice Semiconductor Corporation Company’s named executive officers. 2013 Incentive Plan. 4. To transact such other business as may properly come before the meeting. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 92BV + 036VSE

2020 Annual Meeting Admission Ticket 2020 Annual Meeting of Lattice Semiconductor Corporation Stockholders May 5, 2020, 1:00pm PT Lattice Semiconductor Corporation 2115 SW O’Nel Dr., San Jose, CA Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/LSCC qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Lattice Semiconductor Corporation + Notice of 2020 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — May 5, 2020 James Anderson and Byron Milstead, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Lattice Semiconductor Corporation to be held on May 5, 2020 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2-3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. +